As filed with the Securities and Exchange Commission on December 22, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Chun Hui Le Wan International Holding Group Ltd

(Exact name of Registrant as specified in its charter)

Cayman Islands	7900	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 2206, Cassia Court,

72 Market Street, Camana Bay,

Grand Cayman, Cayman Islands

Tel:+44 07761684500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated December 21, 2023.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering          ordinary shares. This is the initial public offering of ordinary shares of          . The offering price of our ordinary shares in this offering is expected to be $4.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “CHLW”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of Chun Hui Le Wan International Holding Group Ltd;

•	references to the “Company,” “we,” “us,” “our” and “CHLW” refer to Chun Hui Le Wan International Holding Group Ltd;

•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

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INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;

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●	emerging market risks;
●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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As filed with the Securities and Exchange Commission on December 22, 2023.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in British that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

Chun Hui Le Wan International Holding Group Ltd is a tourism service company with tourism ecology as the core development goal, which meets the needs of tourism lovers in the new era, and provides high-quality and personalized solutions according to the needs of customers.Chun Hui Le Wan International Holding Group Ltd has always upheld the concept of "green tourism and healthy development", pay attention to the protection of local culture and environmental protection contribution. The company solves the problem of youth entrepreneurship and rural youth reemployment through tourism. The company insists on bringing agricultural products out of the countryside, bringing the new ideas of the outside world into the countryside.The company promotes green travel mode, reduces carbon emission, and practices the concept of green development by example. Chun Hui Le Wan International Holding Group Ltd respect local customs and protect local cultural heritage. At the same time, the company also supports public welfare undertakings and supports local education and poverty alleviation through various activities.

The brand business thinking of Chun Hui Le Wan International Holding Group Ltd not only thinks about product innovation and upgrading, but also strategically puts forward the development orientation of solutions for the tourism industry.The company takes the international outbound and cruise business as the brand development entrance, and cooperates with the national development policy to focus on the layout of rural cultural tourism while doing a good job of conventional tourism services, which can construction and development of beautiful villages be the key sector of industrial landing and economic development.However, in the vast rural space, there are complex and changeable development problems.Therefore, we need a broad vision and long-term planning, as well as a systematic landing plan to match the current situation of the countryside, in order to fundamentally mobilize the enthusiasm of farmers to participate in rural construction.

Chun Hui Le Wan International Holding Group Ltd innovatively puts forward the concept of "countryside beauty, homesickness, countryside taste".The countryside food and countryside lodging are the entry points to systematically solve the problem of systematic implementation of rural cultural tourism.It also focuses on promoting rural economic development, protecting rural ecology and soil erosion, better solving the problem of rural youth returning home to start businesses, and paying attention to the problems of rural empty nesters and left-behind children.

Overview of Our Company

Chun Hui Le Wan International Holding Group Ltd is a tourism service company with tourism ecology as the core development goal, meets the needs of tourism lovers in the new era, and providing high quality and personalized solutions according to customer needs.

Chun Hui Le Wan International Holding Group Ltd’s business scope is very broad, covering a variety of travel routes and travel types. Chun Hui Le Wan International Holding Group Ltd mainly serves customers in demand for high-quality tourism services, including individual customers, corporate customers and institutional customers. Chun Hui Le Wan International Holding Group Ltd, the designed tourist routes include domestic long line, short line and international long line, short line, etc., but also involve new cruise tourism and rural cultural tourism, tourism peripheral products recommendation, transportation and hotel village accommodation and other tourism travel necessary project arrangements, can meet the personalized needs of different customers. In addition, we also provide customized tourism services, according to the customer needs and preferences, tailored for the customer exclusive personal tourism programs.

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Chun Hui Le Wan International Holding Group Ltd, by creating a new tourism brand with tourism ecology as the core development goal, it can meet the needs of tourism lovers in the new era, meet the special fashion and cool tourism style and tourism mode of the young generation, and at the same time achieve the requirements of social and sharing life conditions, and create new tourism hot spots. Chun Hui Le Wan International Holding Group Ltd form a new trend of cruise tourism, vacation camping, experience folk customs and rural tourism, create a warm tourism brand for the majority of tourism enthusiasts, and realize the beautiful vision of "new tourism is no longer a tourism, a new world outlook, a way of life, and improve the satisfaction and happiness of life".

History and Development

Chun Hui Le Wan International Holding Group Ltd is incorporated in the Cayman Islands on December 19, 2023.Since its establishment, the company has been committed to creating a warm tourism brand for the majority of tourism lovers. Adhering to the concept of "green tourism and healthy development", it pays attention to the protection of local culture and its contribution to environmental protection, and solves the problems of youth entrepreneurship and reemployment of rural youth through tourism. By building a new tourism brand with tourism ecology as the core development goal, it will meet the needs of tourism lovers in the new era and create new tourism hot spots. Covering a variety of tourist routes and tourism types, forming a new trend of cruise tourism, vacation camping, folk customs, rural tourism, to create a warm tourism brand for the majority of tourism enthusiasts. At the same time, Chun Hui Le Wan International Holding Group Ltd mainly serves the customers who have a demand for high-quality tourism services. In addition to providing regular tourism route design, it also involves new cruise tourism and rural cultural tourism, tourism peripheral products recommendation, transportation and hotel village accommodation and other necessary project arrangements, providing customized tourism services, according to the needs and preferences of customers, tailored for customers' personal tourism plan.

In a word, since its establishment, our company has been committed to creating a warm tourism brand for the majority of tourism enthusiasts, to achieve "new tourism is no longer tourism, is a new world view, is a way of life, improve the satisfaction and happiness of life".

The Industry

(1) Industry analysis

Tourism, internationally known as the tourism industry, is a comprehensive industry specialized or mainly engaged in attracting, receiving tourists, providing transportation, sightseeing, accommodation, catering, shopping, entertainment and other six links. Tourism industry includes travel agencies, tour guides, tourist attractions, tourist hotels, tourism products and other aspects. Among them, the travel agency is the core of the tourism industry, it is responsible for the organization and arrangement of tourist routes, to provide tourism services for tourists. The tour guide is the soul of the tour group, and they are responsible for explaining the knowledge of the scenic spots and guiding the tourists to visit. Tourist attractions are the main places of tourism activities, including natural landscape and cultural landscape. Tourist hotels are an important facility to provide accommodation and catering services for tourists.

With the development of the society and the improvement of people's living standards, healthy life, happy life, enjoy the concept of life and way of life is gradually by the attention and welcome, when people's living standards to a certain extent, they will put their income to meet the demand of higher level, as meet the needs of people at present tourism, no doubt has a broad space for development.

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Tourism is an important part of people's living standards. It is the spiritual need of human beings, and it is an experience product that is not easy to saturation. It involves tourism activities, tourist attractions, tourist hotels, travel agencies, tourism products and other aspects of the comprehensive industry. It involves people's needs for leisure, entertainment, culture, nature and other aspects, as well as the exploration and experience of different regions and different cultures.

Under the background of Internet development, scientific and technological progress, and favorable policies, the tourism industry has been developing continuously, especially since the outbreak of COVID-19 pandemic, health management and free travel after the lifting of the control have been increasingly valued. The tourism industry has accelerated its online penetration, and the tourism industry has developed rapidly. It can be seen that the tourism industry has broad prospects.

(2) Industry data

I. Market size of the tourism industry

COVID-19 has affected the global tourism industry to some extent, and the long-term COVID-19 is both a challenge and an opportunity. After the long-term oppressive life is the explosive demand for going out, the tourism industry can take the opportunity to carry out thorough reform, make full use of the new trend that appeared before the epidemic, and continue to explore a new mode of comprehensive tourism service.

Although global economic growth is expected to slow down in 2022, with the general increase in vaccination rates, countries have gradually liberalized epidemic control measures and introduced strategies to promote tourism recovery, and the growth rate of tourism economy continues to increase.The growth rate of total global tourism revenue reached 21.1% in 2022, up 2 percentage points from 19.1% in 2021, while the global economic growth rate was 3.2% in 2022, down 2.8 percentage points from 6.0% in 2021.

According to the World Tourism Economy Trends Report (2023) previously released by the World Federation of Tourism Cities, the total number of global tourists reached 9.57 billion in 2022, and the total global tourism revenue reached $4.6 trillion, recovering to 66.1% and 79.6% in 2019, respectively. Tourism growth in 2023 is even more encouraging. The report predicts that the total number of global tourism trips will reach 10.78 billion in 2023, and the total global tourism revenue will reach us $5 trillion, recovering to 74.4 percent and 86.2 percent in 2019, respectively.

Ⅱ. Industry market structure of the tourism industry

In 2022, the total tourism revenue of the five regions is equivalent to GDP compared with the corresponding ratio in 2019 before the epidemic, with about 90% in the Middle East, 82.7% in the Americas, 82.2% in Europe, 75% in Africa and 50% in the Asia-Pacific. It is expected that in 2023, Asia Pacific tourism will see a small growth boom, with total travel visits and revenue growth both exceeding 25%, Africa exceeding 10%, and Europe, America and the Middle East all falling to less than 10%.

Ⅲ. Market size of comprehensive tourism services

In recent years, due to the rapid development of the Internet and the economy, the scale of the comprehensive tourism service market has been growing continuously. Especially since COVID-19 pandemic in 2020, home isolation and control has become the normal state of people's life. After the removal of control, free travel and physical health have been paid attention. The tourism industry has accelerated online penetration, and the scale of comprehensive tourism service market has grown rapidly.

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Ⅳ. Industrial structure of the tourism comprehensive service market

From the perspective of market structure, the products and services provided by the comprehensive tourism service market can be roughly divided into travel plan management services, food recommendation, shopping recommendation, home stay hotel, travel mode, and many other production and service fields closely related to travel. The tourism industry is developing in a direction of diversification. In addition to the traditional sightseeing tourism, there are also many new forms of tourism, such as self-driving travel, in-depth tour, cultural tourism and so on. These new forms of tourism pay more attention to individualization, freedom and deep experience.

(3) Industry pain points

I. Since entering the new century, the sustainable development of productivity, living standards gradually improve effectively promote the popularization of tourism activities, frequent international economic, cultural exchanges and the evolution of the way of life also further promote the business tourism, knowledge tourism, adventure tourism, vacation, tourism, shopping, reward tourism demand in the form of diversification and refinement. The world tourism is the overall rising trend will not change, but the tourism is sensitive to the external environment change, it will be affected by a variety of factors, and make its growth presents volatility, and because of the tourism resources, strong regional tourism resources endowment, plus national tourism development strategy and tourism development ability, national tourism development level is uneven.

Ⅱ. Global tourism industry in the uncertain environment recovery will face the characteristics of five aspects: one is the global economy in a series of development dilemma, the world tourism recovery more difficult than economic stability, different countries and regions, will face different degrees, different types of environmental complexity, show different coping ability, the resulting different tourism development pattern. Second, the focus of post-epidemic tourism repair has gradually shifted from quantity to quality, which depends on global industrial cooperation, and also depends on the further improvement of the tourism governance capacity of various countries. Third, the recovery level of tourism, the inflation level and the degree of labor shortage are the three key variables affecting the recovery quality of world tourism in the short term. Fourth, in the medium and long term, the further development of the world economy and tourism will depend more on the improvement of total factor productivity; improving the industry penetration of science and technology, improving the attraction of the industry to intellectual talents, and the formation of a more intelligent policy and ingenious tourism industry and governance system are the key ways to reshape the growth model of tourism and promote the increase of total factor productivity of tourism. Fifth, the world tourism pattern will be reshaped through innovation. Innovation will be the core driving force for the further development of the world tourism industry and the main force for reshaping the new pattern of the world tourism. The world tourism industry is entering the century of innovation.

Ⅲ. Low customer trust, fierce market competition, and single and inefficient promotion channels. Currently the most common way is in the enterprise surrounding dispatch staff to send leaflets or through customer word of mouth, and considering the people with travel demand mostly take road or to large well-known travel agency registration tour group, so in the whole travel service industry unknown small travel agency or related tourism service enterprise customer coverage is narrow, whether with well-known, large travel agencies or equal positioning enterprise, in the market competition is fierce.

Ⅳ. The use of Internet traffic dividend is still lacking, and online tourism is increasingly emerging. At present, the traditional offline tourism industry will be eliminated in the face of the Internet wave, and it is more beneficial to explore a healthier and more sustainable business model through the Internet.

V. Lack of data analysis results in weak personalized service, vague and inaccurate specific demand data of members, uneven service level, and differentiated levels of tourism services in various countries. The problems of uneven service personnel level, uneven service quality and inability to supervise are all urgent problems to be solved by many comprehensive tourism service enterprises.

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Ⅵ. It is difficult to reach the pain points and needs of users, and there is a lack of customized travel service plans for users of different ages and different needs. In traditional tourism, travel agencies rarely provide special travel plans or have high service fees, and lack personalized customized travel plans for users of different ages and needs.

(4) Industry forecast

I. Policies to promote the development of the tourism industry

In recent years, many places have introduced a number of policies to boost the development of the tourism industry, and at the same time, a number of tourism plans have been released to encourage the innovative development of the tourism industry. In 2020, COVID-19 will sweep the world, bringing unprecedented impact to the tourism industry. Many local governments encourage residents to stay at home, and boost the development of online travel, Internet technology and other industries. It is expected that with the boost of government policies, the development of the tourism industry will develop rapidly and promote the market expansion of the tourism industry.

The development prospect of the tourism industry is very broad. The laws, regulations and policies on the tourism industry issued by the government provide a strong policy and regulation basis for the development of the industry, and better promote the benign development of the tourism industry.

Ⅱ. The increased demand for travel has helped the tourism industry develop

From 2020 to 2025, due to the continuous improvement of residents 'income level and quality of life and the lifting of the COVID-19 epidemic, the global economy began to recover. With the improvement of people's living standards, tourism consumption has gradually become an important part of People's Daily life. People's demand for tourism is no longer only satisfied with simple sightseeing and sightseeing, but also pay more attention to the quality and experience of tourism.

Ⅲ. The intelligent tourism industry drives the development of the tourism industry

As the Internet popularization and technology level, tourism intelligence degree, make people never leave home can swim scenic spots, or for travel needs to provide personalized services and customized travel management scheme, both live fan aspects, brought great convenience for people, increase the demand of people travel, tourism to boost the development of other economy. World Tourism Cities Development Report (2022) shows that the development level of urban tourism information service and digital tourism development level index is very high, with an average of 91, much higher than 73 in 2021. This shows that with the development of Internet technology, online tourism has gradually become the mainstream. People can book air tickets, hotels, scenic spots tickets through the Internet platform, and at the same time can obtain more tourism information and strategies on the platform. Tourism industry is a comprehensive industry involving tourism activities, tourist attractions, tourist hotels, travel agencies, tourism products and other aspects. It involves people's needs for leisure, entertainment, culture, nature and other aspects, as well as the exploration and experience of different regions and different cultures.

Ⅳ. The restructuring of the comprehensive tourism service market and the scale of the comprehensive tourism service market have expanded rapidly

Due to the impact of the epidemic, the long-term home containment has led to people's gradual attention to health management and travel, and the traditional tourism management has been affected, and the trend of online tourism has begun to increase. In recent years, due to the rapid development of the Internet, people obtain the information of the tourist destinations through the Internet, and use the information obtained from the Internet to plan the tourist routes. The scale of the tourism market is growing, especially since the closure of COVID-19 pandemic, free travel has become one of the rigid needs of people. The tourism industry has been paid attention to by people and accelerated online penetration, and the scale of the comprehensive tourism service market is growing rapidly.

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V. The market structure of comprehensive tourism services is enriched and optimized, and the market penetration rate is gradually increased

From the perspective of market structure, the products and services provided by the comprehensive tourism comprehensive service market can be roughly divided into travel plan management service, food recommendation, shopping recommendation, homestay hotel, travel mode ticket agent and other production and service fields closely related to travel. In recent years, with people's demand for free to go out and the development of science and technology, more and more people are more willing to plan travel routes through professionals, and the penetration rate of tourism service market is constantly increasing.

Our Solution

(1) Main consumer groups of products or services

With the continuous development of the economic level, all classes are much richer than the past. People no longer only focus on the immediate food and clothing, and their spiritual needs to enjoy a high quality of life are also constantly improving. In the past, people's demand for life were mainly limited to basic survival and food and clothing. However, with the progress of society and the improvement of living conditions, people began to pay more attention to meeting higher needs for enjoying life, such as traveling and buying non-daily necessities. Compared with other ways such as buying health care products, travel is more popular, with fewer fake and shoddy products, and a low cost and obvious return effect.

Tourism groups are gradually showing a full age, tourism travel is not only limited to the young and middle-aged, children and the elderly also have a variety of choices. The young generation with strong consumption power and higher requirements for tourism quality are more personalized and trendy in travel choice, and have higher expectations and requirements in terms of destination selection, tourism depth, gameplay and routes. After the epidemic, the younger generation has gradually become the main force of tourism consumption. On the one hand, it will stimulate the growing demand for tourism, and on the other hand, it will also promote the development of the tourism industry to be personalized and high-quality.

(2) The main reason for the products or services that consumers buy

I. Under the background of continuously rising tourism willingness, younger tourism consumers and the growing proportion of consumers in high-potential cities, the trend of tourism consumption upgrading is still obvious, and quality tourism has become a common choice of consumers. With the development of economy, people's gradually rich, the attention to higher spiritual needs will continue to increase. Chun Hui Le Wan International Holding Group Ltd in view of people's needs to enjoy a high-quality life and broaden their horizons and increase their knowledge, to provide consumers with personalized and high-quality tourism service programs.

Ⅱ. With the lifting of COVID-19, people have developed a new definition of life and changed their lifestyle and attitude towards life. They pay more attention to the adjustment of self-state and enjoy a quality and healthy life. Due to the limitation of the epidemic, consumers' demand for tourism needs to be released urgently, and consumers are full of yearning and expectation for tourism. The user stickiness of online tourism App also shows a good recovery trend. At the same time, a variety of tourist destinations and tourism service schemes make it difficult for customers to choose. At this time, a professional consultant is needed to guide them to choose the most suitable for the needs of customers.

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Ⅲ. Tourism has become people's rigid demand for consumption, and consumers' consumption budget in tourism has been increasing year by year. On the one hand, in the process of travel, users pursue more cost performance, on the other hand, they have higher requirements for personalized tourism service products, and the trend of quality is obvious. Tourism will usher in a new normal. While pursuing low prices, tourists have new requirements for personalization, quality and safety, and pursue the ratio of quality, performance to price. Chun Hui Le Wan International Holding Group Ltd, as a travel service company, to provide consumers with more cost-effective quality services.

(3) The company's current position in the industry and its target position

Chun Hui Le Wan International Holding Group Ltd is a tourism service company with tourism ecology as the core development goal, meeting the needs of tourism lovers in the new era, and providing high-quality and personalized solutions according to customer needs. At present, since its establishment, the company has been committed to creating a warm tourism brand for the majority of travel lovers.

(4) channel of distribution

I. Promotion of new media network platform: establish their own brand on Twitter, Instagram, Tiktok and other social media platforms, promote their own services and products, establish contact with potential customers, and increase exposure and popularity.

Ⅱ. Franchise chain regional agent: by winning the agency right of the city, district and county regions, open many branches in the region according to the specific market conditions, forming a Chun Hui Le Wan International Holding Group Ltd franchise chain platform, and expand the coverage of the company's business circle.

Ⅲ. Big data promotion platform: Through the analysis of big data, advertising to potential customers at the appropriate time and scenarios, such as providing solution management services and product recommendations for people who have travel solutions and service needs.

Ⅳ. Offline interactive promotion: Through the offline interactive mode, customers can intuitively and detailed understand the company's brand and services provided, so that they can promote products and services in line with customer needs, and improve customers' desire to buy.

V. Partner marketing: Cooperate with related enterprise franchisees, such as hotels, travel clubs, etc., to let them recommend their own services and products to customers to improve their visibility and exposure rate.

Ⅵ. Recommendation and word-of-mouth marketing: By providing quality services and products, the customers who buy the services and products will be satisfied and leave good praise, so that more potential customers in the wait-and-see stage can understand and serve, and improve their visibility and exposure.

Our Products And Services

(1) Personalized tourism App: Chun Hui Le Wan International Holding Group Ltd driven by the overall environment, With tourism ecology as the core development goal, Catering to the needs of new-age travel enthusiasts, Using a number of advanced technologies and patents, Production of a tourism App belonging to the Chun Hui Le Wan International Holding Group Ltd, and according to the customer needs, Provide high-quality, personalized solutions, Let the new era of tourism lovers feel the convenience of tourism services brought by the network.

(2) Tourism service program management: Chun Hui Le Wan International Holding Group Ltd's business scope covers a variety of travel routes and travel types, including the following:

I. Regular domestic and foreign short, long and short travel plans. Chun Hui Le Wan International Holding Group Ltd provide domestic long, short and international long, short and other conventional travel routes planning to meet the general needs of customers.

Ⅱ. Special tourism service plan. Chun Hui Le Wan International Holding Group Ltd provide cruise tourism, rural cultural tourism, tourism peripheral products, transportation, hotels and other characteristics of the tourism service scheme design and tourism related to clothing, food, clothing, housing and transportation arrangement planning.

Ⅲ. Personal customized tourism service plan. Chun Hui Le Wan International Holding Group Ltd, at the same time, it also provides customized tourism services, according to customers' needs and preferences, customized personalized, high-quality tourism solutions for customers.

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(3) Cultural publicity platform: Chun Hui Le Wan International Holding Group Ltd will launch its own cultural publicity platform to release high-quality content to attract customers, such as local history, culture, scenery, food and other topics of articles, pictures, videos, audio and other forms of content. At the same time, local celebrities and cultural celebrities can be invited to serve as staff writers to increase the authority and attraction of the content. Use social media to promote and attract more users to follow and access to the platform. Enhancing the interactive experience can increase user engagement and engagement, allowing users to better understand the local culture. Cooperate with local governments and enterprises to jointly promote local culture and tourism resources.

(4) Other service types: the company can provide transportation rental services for customers, including car rental, bike rental, yacht rental, etc. It can also provide customers with travel insurance services, including insurance consultation, insurance purchase, insurance claims settlement, etc. There are even other value-added services, providing customers with other value-added services, including itinerary planning, gift giving, translation services, etc.

In the future, Chun Hui Le Wan International Holding Group Ltd will continue to develop and improve products and system platforms based on the different needs of consumer groups, take tourism ecology as the core development goal, meet the needs of tourism enthusiasts in the new era, provide high-quality and personalized solutions, and build a warm tourism brand.

Our business model

Chun Hui Le Wan International Holding Group Ltd make full use of the combination of innovation and integration, new mode and conventional marketing means, use core products to create popular products to break through customer psychology, market breakthrough, is committed to doing a warm tourism brand, do the output of emotion, value, social and community culture, and establish an intense cultural tourism brand. It is mainly promoted through the following modes:

(1) Agency distribution and store franchise mode: Chun Hui Le Wan International Holding Group Ltd relying on 100000 agents build sales terminal, assist agent to realize their own resources, build belongs to the stability of Chun Hui Le Wan International Holding Group Ltd private domain flow pool, product penetration, become a can form a national one promote its own flow pool, for the stable and sustainable development of the brand to lay a solid foundation.10,000 stores realize store customer collection and agent customer collection service, and 336 branches (branches) connect with enterprise resources and channel customers.

(2) New media drainage mode: Chun Hui Le Wan International Holding Group Ltd relying on the sales system of agent distribution, making use of the emerging new media short video trend, the company's products and services for public domain drainage, private domain conversion product penetration. At the same time, leading the opportunity, through China's new tourism shopping mall 1 million people with goods for comprehensive consumer terminal coverage, using the celebrity effect for brand publicity and product and service promotion.

(3) Sales strategy combining flow thinking and fan economy: in marketing, eliminate the use of conventional product thinking operation, use new platform thinking and flow thinking, and combine the emerging fan economy to build the brand and marketing strategy of tourism ecology, so as to make tourism brands more suitable for the current young generation. Put forward a new solution for the tourism industry, through the core marketing thinking of differentiated development, to make the company brand stand out among many well-known old companies in the tourism industry.

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Our Competitive Strengths

Chun Hui Le Wan International Holding Group Ltd through its unique and powerful online and offline linkage capability, by building an industrial network focusing on the tourism service industry, Industrial development of the nuclear and industrial chain, The tourism plan, customized tourism business, air tickets, hotels, life payment and other channels of comprehensive tourism service business closely linked together, To build a brand-new tourism service company with the tourism ecology as the core development goal, Catering to the needs of new-age travel enthusiasts, Create new tourism hot spots, Forming cruise tourism, Holiday, folk customs, rural tourism and other new trends.

Under the trend of economic globalization, the demand for the tourism industry is constantly increasing. Combined with the development plan of Chun Hui Le Wan International Holding Group Ltd, its competitive advantages can be simply summarized as follows:

(1)   User data. Chun Hui Le Wan International Holding Group Ltd through its unique and powerful online and offline linkage capabilities, accurately match individual needs with a powerful digital system. The combination of online and offline methods can attract more user traffic and help Chun Hui Le Wan International Holding Group Ltd effectively expand its market share.

(2)   Professional services. Chun Hui Le Wan International Holding Group Ltd according to the proprietary technology path, the traditional tourism service management and the products and services of the surrounding businesses, for a comprehensive digital construction and transformation. Using big data to analyze the object demand data, and according to the data provided by the intelligent system, to provide them with more suitable for personal personalized services and products, which can meet the needs of different groups of people.

(3)   Brand awareness. Chun Hui Le Wan International Holding Group Ltd through the investment and distribution of various advertising, as well as the company's own quality service level, diversified service content, innovative business scope, to create and form high-profile brand benefits, to help the company stand out in the fierce market competition.

(4)   Diversified service content. Chun Hui Le Wan International Holding Group Ltd according to the different needs of social groups, we will provide diversified service content, including online services and offline services, to help users to better meet their needs, improve user satisfaction and loyalty, so as to lock user traffic.

(5)   Social media channels. Chun Hui Le Wan International Holding Group Ltd will be publicized through various social media channels. In this way, enterprises can help promote their services and attract more users. At the same time, through online social platforms, it can help Chun Hui Le Wan International Holding Group Ltd to better promote the communication and interaction between enterprises and users, and have a deeper understanding of users' demand for travel and travel under the economic conditions and cultural background of contemporary society.

Our Challenges

(1) The market is highly competitive. When it comes to tourism service enterprises, we have to mention American Express. American Express Is the world's largest tourism services and comprehensive financial, financial investment and information processing global company. American Express Was founded in 1850, and is headquartered in New York City. American Express It is the largest global company in tourism services and comprehensive finance, financial investment and information processing. It is the leading company in credit cards, traveler's checks, tourism, financial planning and international banking. It is the only service company among the Dow Jones Industrial Index reflecting the US economy.

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American Express Headquartered in New York City, it operates through its three branches: American Express Travel Related Services, American Express Financial Advisors and American Express Bank. American Express Travel Related Services (American Express Travel Related Services), one of the world's largest travel agencies, with more than 1,700 travel offices around the world. American Express Travel Related Services Provide credit cards, credit cards and traveler's checks to individual customers, as well as corporate cards and overhead management tools to help companies manage corporate travel, exchange toasts and procurement expenses, and provide travel and related consulting services to individuals and companies around the world.

There is fierce competition in the travel market, and major companies are getting involved in this field to offer innovative solutions. For a fledgling travel service company, it is difficult to stand out in the market compared to competitors that have established brands and customer base.

(2) technological problem. Travel service companies need to have advanced technical capabilities to meet users' needs for real-time data, virtual reality and augmented reality. But the development and application of these technologies require a lot of capital and human resources, especially for startups, and it is often difficult to bear these risks and costs.

(3) Lack of a stable profit model. In the field of tourism service management and operation, the profit model is not clear, and companies often rely on hotels, play projects or cooperation with tourist attractions to obtain revenue. However, due to fierce competition, advertisers are willing to spend money, and working with brands also needs to build a reliable user base and brand image, which is a challenge for startups.

(4) User cultivation and retention are difficult. Travel service companies need to attract users, cultivate user engagement and keep users active. However, this requires continuously providing valuable content and experiences, as well as interaction and engagement with users. For start-up companies, they often lack enough resources and capabilities to meet the needs of users, resulting in the loss of users.

(5) Regulations and policy restrictions. The operation of tourism services involves the collection, storage and use of user data, and some countries and regions have formulated strict regulations and policies on personal privacy and data security. Travel service companies need to spend a lot of energy and resources to ensure that the relevant protection of user privacy and data security.

In general, tourism service companies are facing operational weakness in terms of fierce market competition, technical problems, unstable profit model, difficulties in user cultivation and retention, and regulations and policy policies. To solve these problems requires the company to have innovation ability, financial strength and effective marketing strategy, and should cooperate with relevant government departments and industry institutions to jointly promote the development of the tourism service industry.

Our market opportunity

Under the background of the current Internet development, scientific and technological progress and favorable policies, the tourism industry is showing a trend of sustainable development. Especially since the outbreak of COVID-19 pandemic, people's attention to physical and mental health and the increasing demand for going out after being forced to stay at home for a long time, which has also accelerated the pace of online penetration of the tourism industry, and the tourism service scheme management business has developed rapidly. However, in the open social space, it is difficult to form a dominant situation. Due to the diversification of market demand, people have different preferences for the content setting of tourism service management plan. Therefore, there is a situation where many competitors participate in the competition together. Although the market competition is fierce, it also provides an opportunity for Chun Hui Le Wan International Holding Group Ltd to seize the market opportunity. Chun Hui Le Wan International Holding Group Ltd as a competitive enterprise, in the current international situation, we should take the initiative to adapt to the changes in market demand, actively look for development opportunities and seize the first opportunity.

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First of all, companies should pay close attention to consumers' needs and preferences for tourism solution management services, and launch more personalized and differentiated products and services for different groups of people. Secondly, the company should strengthen the cooperation with enterprises related to the upstream and downstream industry chain of the tourism industry, and achieve rapid development through resource sharing and mutual benefit cooperation mode. At the same time, the company also needs to increase the investment in scientific and technological innovation, the use of artificial intelligence big data analysis and other advanced technical means, improve the product research and development and operation efficiency, to provide consumers with a better experience.

In addition, in the international market, Chun Hui Le Wan International Holding Group Ltd should also actively expand overseas markets and find more partners and customers. Through the development of scientific internationalization strategy, and combined with the local market demand and cultural characteristics, to promote the rapid development of the company in the overseas market.

In short, the current international situation provides a broad development space for Chun Hui Le Wan International Holding Group Ltd to seize the market opportunity. The company can achieve its own rapid development and market leading position by paying close attention to market demand, strengthening cooperation, increasing investment in scientific and technological innovation, and expanding overseas markets.

What we do

Chun Hui Le Wan International Holding Group Ltd is a tourism service company with tourism ecology as the core development goal, meeting the needs of tourism lovers in the new era, and providing high-quality and personalized solutions according to customer needs. Adhering to the concept of "green tourism and healthy development", the company pays attention to the protection of local culture and its contribution to environmental protection, and solves the problems of youth entrepreneurship and rural youth reemployment through tourism. Combined with the upstream and downstream industrial chains of the tourism service industry, we provide customized tourism services. According to their needs and preferences, we tailor the exclusive personal tourism plans for customers to meet the personalized needs of different customers.

Our Corporate Structure

Our company implements the general manager responsibility system under the leadership of the board of directors. Under the president, the president office, the supervision office and the municipal development council are in the parallel. The president takes the leadership of the management center, customer service department, new media, tourism college, planning department and Marketing Department. With [Mr.Yanbang Li] as chairman and [Mr.Fengming Hu] as CEO, the management team has several core personnel to ensure that the company operates legally and in compliance and ensures the development of its business.

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Organisation chart of the company

Our Strategy

(1) Enterprise planning and preparation period in 2023:

To achieve the recovery of the tourism industry, the return of related service personnel, the launch of scenic spots, the reconstruction of the tourism service system.

(2) Promote and expand financing mergers and acquisitions in 2024:

I. Use the member system of government departments and related associations and other departments to promote the online member system of members in Chun Hui Le Wan International Holding Group Ltd;

Ⅱ. Chun Hui Le Wan International Holding Group Ltd, the agency distribution and store franchise chain platform has been built, with 200 branches, 5000 stores, the signing of 70,000 agents, and the flow of tourism products reached 2 billion;

Ⅲ. Acting tourism service brand products in the domestic market to expand online and offline sales, build Chun Hui Le Wan International Holding Group Ltd comprehensive tourism comprehensive service management chain organization, through the integration of online and offline membership system;

Ⅳ. Start the Nasdaq listing process.

(3) Patent application, industrial development and listing in 2025:

I. Complete the theoretical system and tourism service scheme of patent intellectual property protection of independent brands;

Ⅱ. Expand the domestic market sales of independent brand products; improve the online and offline chain institutions of Chun Hui Le Wan International Holding Group Ltd agent distribution and store franchise;

Ⅲ. Financing, mergers and acquisitions of tourism service industry chain upstream and downstream enterprises and quality products. Help other enterprises to build customized Chun Hui Le Wan International Holding Group Ltd independently developed brand products;

Ⅳ. Nasdaq listing bell.

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(4) It is expected to complete the brand layout and improve the international market in 2026:

I. Chun Hui Le Wan International Holding Group Ltd private brand tourism service products to enter the international tourism market;

Ⅱ. Financing, mergers and acquisitions, to help more and more other enterprise brands to enter the international trade market;

Ⅲ. To form a comprehensive international tourism service platform with a certain scale;

Ⅳ. Form a data system for tens of millions of national members.

Risk Factors Summary

Chun Hui Le Wan International Holding Group Ltd is a tourism service company with tourism ecology as the core development goal, meeting the needs of tourism enthusiasts in the new era, and providing high-quality and personalized solutions according to customer needs. The factors affecting its operation can be roughly divided into social objective factors and internal factors of the company.

(1) Social objective factors

I. Physical fitness status and population structure. In the condition of overall physical fitness and stable population structure, the market prospect of tourism service companies will be relatively stable. If the physical fitness status and demographic structure change, such as the overall decline of physical fitness or the aging population, the market prospects of tourism service companies will be affected.

II. Level of economic development. The level of economic development also has a certain impact on the market prospects of tourism service companies. When the level of economic development is high, people will pay more attention to the quality of life after meeting the basic survival needs, and people's demand for a healthy life will also increase, which will promote the development of tourism service companies.

Ⅲ. Socio-cultural background. Socio-cultural background can also affect the market prospects of tourism service companies. In a society where no casual travel is emphasized, in a more open and free society, the market prospects may be better.

Ⅳ. Social and legal system. The social legal system has an impact on the operation of tourism service companies. If the social legal system is sound, tourism service companies will have greater opportunities. If the social legal system is not sound, tourism service companies will face greater risks. Because the laws and policies stipulate that people are not allowed to travel at will, they will lose their desire to travel abroad, resulting in a desire to reduce the demand for travel.

V. Internet technology. The development of Internet technology has an impact on the operation of tourism service companies. In today's society, the level of digitalization and intelligence is gradually rising. The development of tourism service companies is affected by the development of contemporary Internet technology. If they cannot meet the needs of Internet technology, they will face the risk of being eliminated.

Ⅵ. Economic globalization. Economic globalization has made the market competition of tourism service companies more fierce. The geographical scope of tourism service solutions is no longer limited to a single region, but looks to all countries in the world. Therefore, enterprises need to improve their service quality to improve their competitiveness.

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(2) Internal internal factors

I. Cultural values. The cultural values of tourism service companies will determine the moral bottom line and code of conduct, and directly affect the internal employees and customers of the enterprise.

Ⅱ. Recruitment and training. Enterprises need to recruit excellent talents to ensure their long-term development. In addition, training employees is also an important task of the enterprise to ensure that employees have the ability to meet the development needs of the company.

Ⅲ. Organizational structure and management mode: the organizational structure and management mode of an enterprise will affect the working atmosphere and incentive mechanism of the internal employees, and then affect the performance and customer satisfaction of the enterprise.

Ⅳ. Financial standing. Tourism service companies need stable financial conditions to support the operation and development of enterprises, which requires enterprises to reasonably plan their budgets, control costs and seek financial support.

V. Product or service innovation. Tourism service companies need to constantly innovate to ensure the competitiveness of products, which requires innovative talents in enterprises to constantly explore and try new products or services.

Ⅵ. Customers satisfaction degree. Customer satisfaction is one of the key indicators of enterprise development, which determines the loyalty and recommendation degree of customers to the enterprise, and has a positive impact on the enterprise.

Ⅶ. Brand building and publicity. Enterprises need to improve their popularity and reputation through brand building and publicity, which helps to attract more excellent talents and customers, and improve the market share of enterprises.

Ⅷ. Cooperative partnership. Enterprises need to establish good cooperative relations with other related enterprises, to achieve the purpose of resource sharing and mutual benefit, and further expand the business scope of enterprises.

In general, the market prospect of Chun Hui Le Wan International Holding Group Ltd as a tourism service company depends on many factors, but with the development of society and the increasing demand of people's needs, as well as the good construction of its own brand, the development prospect of tourism service companies is still very potential.

Trademarks

The trademark of Chun Hui Le Wan International Holding Group Ltd is shown in Figure I. The trademark of Chun Hui Le Wan International Holding Group Ltd is dominated by the Chinese name and the graphics of the sailboat, highlighting the name of the company. The purpose of this design is to contact the company name and the trademark, and can let the customer at a glance, produce the impression, firmly in the customer's mind. The subject of the trademark uses the sailboat graphics, which is closely linked to the company's travel business. Sailing boat also contains the wind sailing, fearless good wishes. In addition, our trademark mainly consists of blue and white, and blue symbolizes the ocean, representing tranquility, freedom and freshness and openness, stability and peace. At the same time, white also has a relaxed, pleasant meaning. The trademark well reflects the Chun Hui Le Wan International Holding Group Ltd pleasure self original intention of tourism, happy and valuable tourism process, satisfactory and easy tourism results, to achieve the building of a warm tourism brand, so that tourism is no longer tourism, but a new world outlook, a way of life, improve people's satisfaction and happiness of life.

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Figure Ⅰ

In addition to trademarks, we also involve some intellectual property issues in the process of business, among which the most likely intellectual property types involved in Chun Hui Le Wan International Holding Group Ltd are as follows:

(1)   Invention patent: If a company has unique technological innovations in the development of intelligent products and tourism management solutions, it can apply for an invention patent to protect its exclusive rights in the field. The invention patent is aimed at the real technological innovation, requiring "novelty", "creativity" and "practicality".

(2)   Utility model patents: companies may need to apply for utility model patents, To protect their new tourist vehicles, for instance, Tourist cars, tourist trains, yachts, etc.; May need to apply for a patent for the utility model, To protect their new tourism equipment, for instance, Travel tents, travel sleeping bags, travel backpack, travel compass, etc.; May need to apply for a patent for the utility model, To protect their new tourist facilities, for instance, Tourist hotels, tourist resorts, tourist theme parks, tourist and sightseeing towers, etc.; May need to apply for a patent for the utility model, To protect their travel services, for instance, Travel booking system, travel itinerary planning system, tour guide system, etc.

(3)   Trademark: Trademark is used to divide the source of product or service logo, can be text, pattern, graphics, color, etc. Companies can use unique trademarks for the travel service solutions they make so that consumers can identify and identify the company's products. The registration of a trademark may provide legal protection against the unauthorized use of the same or similar trademark by others.

(4)   Copyright: Tourism service plan may involve the creation of software programs, algorithms, interface design and other aspects. These creations can be protected by copyright law. After the development of the software, the company can register the source code and related documents to ensure the exclusive rights and interests in these creations.

(5)   Industrial design patents: The company may need to apply for industrial design patents, To protect their design of new tourist vehicles, for instance, Body design of tourist car, carriage design of tourist train, hull design of yacht; May need to apply for industrial design patents, To protect the design of their new tourist equipment, for instance, Travel tent design, travel sleeping bag design, travel backpack design, travel compass design; May need to apply for industrial design patents, To protect the design of their new tourist facilities, for instance, Architectural design of tourist hotel, environmental design of tourist resort, landscape design of tourist theme park, architectural design of tourist tower; May need to apply for industrial design patents, To protect the relevant design of their tourism services, for instance, Interface design of travel reservation system, operation design of travel itinerary planning system, equipment design of tour guide system, etc. To protect by industrial design patents to ensure that other companies do not copy the appearance of the product. Industrial design patents mainly focus on the appearance and shape of the product, and ensure that the company has a competitive advantage in the market through patent protection.

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In addition to the above types of intellectual property, there are some other intellectual property rights that can be applied to related products such as product formula and tourism management scheme, such as integrated circuit layout design patent, copyright of training materials, and other specific protection strategies need to develop the company's business model, technological innovation points and market demand. Before applying for a patent or trademark, we will conduct sufficient patent and trademark searches to ensure that the requested intellectual property rights applied do not infringe the rights of others. In addition, timely application and maintenance of intellectual property is also very important, which can prevent the infringement of the company's technology and brand, and protect the company's interests and competitive advantages.

Implications of Being an Emerging Growth Company

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring Instagramiders to file public reports of their share ownership and trading activities and establishing Instagramider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Corporate Information

Our registered office in the Cayman Islands is located at Suite 2206, Cassia Court, 72 Market Street, Camana Bay, P.O. Box 32303, Grand Cayman KY1-1209, Cayman Islands. Our telephone number at this address is +44 07761684500.

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THE Offering

Issuer	Chun Hui Le Wan International Holding Group Ltd

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$4.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Development of tourism plans

Build upstream and downstream ecological chain

Decoration of physical store storefronts

Online and offline media promotion

Talent Team Building

Build directly operated stores

Sales channel laying

Business Negotiation

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “CHLW” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

SERVICES-AMUSEMENT & RECREATION SERVICES industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

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Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the Cayman. Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

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If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We procure products from third-party manufacturers and sell as our own inventory through our Marketplace and off-platform ecommerce. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to bring products that satisfy new customer preferences to our Marketplace and off-platform ecommerce in a timely manner, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the e-commerce market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the e-commerce market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our USEE brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

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We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other e-commerce companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside Cayman, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may have difficulties with sourcing the products we sell through our Direct Sales business.

Besides connecting, and facilitating transactions between, buyers and sellers on our Marketplace, we sell products directly to our buyers through our Direct Sales business. In our Direct Sales business, we purchase and hold inventory of a selection of products in our fulfillment centers to be sold directly to buyers, and therefore are dependent on our suppliers we source the products from. There can be no assurance that we will be able to timely replace any of our suppliers in case their products are no longer available to us or otherwise procure the supply of products to our facilities to be sold through the Direct Sales business, which may adversely affect our business, prospects, financial condition and results of operations.

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Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

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Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

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Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

We may be impacted by fraudulent or unlawful activities of sellers, which could have a material adverse effect on our reputation and business and may result in civil or criminal liability.

The law relating to the liability of online service providers is currently unsettled in England, and governmental agencies have in the past and could in the future require changes in the way online businesses are conducted. Our standard agreement with the sellers on our Marketplace provides for monthly payments to sellers for the products sold rather than immediate payment after the sale of a product. Our standard form agreement with our sellers provides that we will directly compensate the buyer for the purchase price if a buyer makes a return and the seller must refund us the price of the returned product. These provisions are designed to prevent sellers from collecting payments, fraudulently or otherwise, in the event that a buyer does not receive the products they ordered or when the products received are materially different from the seller’s descriptions, and to prevent sellers on our Marketplace from selling unlawful, counterfeit, pirated, or stolen goods, selling goods in an unlawful or unethical manner, violating the proprietary rights of others or otherwise violating our product requirements. If our sellers circumvent or otherwise fail to comply with these provisions, it could harm our business or damage our reputation, and we could face civil or criminal liability for unlawful activities by our sellers.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in England and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in England, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

A severe or prolonged downturn in the global economy could materially and adversely affect our business and our financial condition.

Although the British economy expanded well in the last two decades, the rapid growth of the British economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of Cayman and financial authorities of some of the world’s leading economies, including the United States and Cayman. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among Cayman and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in Cayman are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in Cayman. Any severe or prolonged slowdown in the global or British economy may materially and adversely affect our business, results of operations and financial condition.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

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Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

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The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

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A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

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To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

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The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

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We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private British companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $          million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $4.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $          increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $          million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Development of tourism plans		15%
Build upstream and downstream ecological chain		15%
Decoration of physical store storefronts		10%
Online and offline media promotion		15%
Talent Team Building		15%
Build directly operated stores		15%
Sales channel laying		5%
Business Negotiation		5%
Other operating liquidity		5%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2022 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $4.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2022
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $          million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $          million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2022 was $          or approximately $          per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2022 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2022, will be $          or approximately $          per Ordinary Share. This would result in dilution to investors in this offering of approximately $          per Ordinary Share or approximately          % from the assumed offering price of $          per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $          per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2022
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2022, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $4.00 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

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CORPORATE HISTORY AND STRUCTURE

Corporate History

Chun Hui Le Wan International Holding Group Ltd, a Cayman company established on December 19, 2023, is the issuer of the ordinary shares provided in this prospectus.The original equity owners were Mr. Yanbang Li and Mr. Fengming Hu.

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

(The picture of Corporate Structure)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

Chun Hui Le Wan International Holding Group Ltd is a tourism service company with tourism ecology as the core development goal, meets the needs of tourism lovers in the new era, and providing high quality and personalized solutions according to customer needs. Chun Hui Le Wan International Holding Group Ltd has always uphold the concept of "green tourism and healthy development", pay attention to the protection of local culture and environmental protection. The company solves the problem of youth entrepreneurship and rural youth reemployment through tourism. The company insists on bringing agricultural products out of the countryside, bringing the new ideas emerging outside into the countryside. The company promotes green travel mode, reduces carbon emission, and practices the concept of green development by example. Chun Hui Le Wan International Holding Group Ltd respect local customs and protect local cultural heritage. At the same time, the company also supports public welfare undertakings and supports local education and poverty alleviation through various activities.

Chun Hui Le Wan International Holding Group Ltd the brand business thinking not only has the thinking of product innovation and upgrading, but also strategically puts forward the strategic development positioning of the solution of the tourism industry. In the international community, the company takes international exit and cruise business as the entrance of brand development. While doing a good job in conventional tourism services, the company focuses on the layout of rural cultural tourism. construction and development of beautiful villages is the key part of industrial landing and economic development, and in the vast rural space, there are complex and changeable development problems. Therefore, it is necessary to have a broad vision and long-term planning, and a system matching the current rural situation in order to fundamentally mobilize the enthusiasm of farmers to participate in rural construction.

Chun Hui Le Wan International Holding Group Ltd Innovatively put forward with countryside beauty, homesickness, countryside taste, countryside food, countryside lodging as the entry point, to systematically solve the problem of rural cultural tourism system landing. In addition, it focuses on promoting rural economic development, protecting rural ecology and soil erosion, better solving the problem of rural youth returning home to start businesses, and paying attention to the problems of rural empty-nesters and left-behind children. Chun Hui Le Wan International Holding Group Ltd Will be committed to creating a temperature of the tourism brand for the majority of tourism enthusiasts, to achieve the " new tourism is no longer tourism, is a new world view, is a way of life, improve the satisfaction of life, happiness.

Our History and Development

Chun Hui Le Wan International Holding Group Ltd is incorporated in the Cayman Islands on 19 December, 2023. Since its establishment, the company has been committed to creating a warm tourism brand for the majority of tourism lovers. Adhering to the concept of "green tourism and healthy development", it pays attention to the protection of local culture and its contribution to environmental protection, and solves the problems of youth entrepreneurship and reemployment of rural youth through tourism. By building a new tourism brand with tourism ecology as the core development goal, it will meet the needs of tourism lovers in the new era and create new tourism hot spots. Covering a variety of tourist routes and tourism types, forming a new trend of cruise tourism, vacation camping, folk customs, rural tourism, to create a warm tourism brand for the majority of tourism enthusiasts.

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At the same time, Chun Hui Le Wan International Holding Group Ltd mainly serves customers who demand high-quality tourism services. In addition to providing regular tourism route design, it also involves new cruise tourism and rural cultural tourism, tourism peripheral product recommendation, transportation, hotel and village accommodation and other necessary items of tourism travel project arrangements, providing customized tourism services, according to the needs and preferences of customers, tailored for customers' personal tourism plan.

Chun Hui Le Wan International Holding Group Ltd, with the pursuit of perfect route design and optimization combination, pure play line, professional service and other characteristics, tailored for customers to create a perfect itinerary, truly realize the guests without excellent, leisure entertainment, washing the body and mind of the happy holiday purpose, to achieve happy travel. The company strengthens the guidance of tourism information through various channels, and provides high-quality comprehensive services for every customer in the "catering, accommodation, transportation, sightseeing, shopping, entertainment" one-stop service, so as to realize the vision of easy tourism and happy tourism. Over the years, Chun Hui Le Wan International Holding Group Ltd through its advanced management philosophy, professional marketing team, standardized operation mode, professional service personnel, perfect after-sales service, get the height of the market and customers, recognized by the general customers, become the veritable business outbound tourism, domestic tourism, inbound tourism professional, integrity of tourism service enterprises.

In a word, since its establishment, our company has been committed to creating a warm tourism brand for the majority of tourism enthusiasts, to achieve "new tourism is no longer tourism, is a new world view, is a way of life, improve the satisfaction and happiness of life".

Our Products and Service

(1)Personalized tourism App: Chun Hui Le Wan International Holding Group Ltd driven by the overall environment, With tourism ecology as the core development goal, Catering to the needs of new-age travel enthusiasts, Using a number of advanced technologies and patents, Production of a tourism App belonging to the Chun Hui Le Wan International Holding Group Ltd, and according to the customer needs, Provide high-quality, personalized solutions, Let the new era of tourism lovers feel the convenience of tourism services brought by the network.

(2)Tourism service program management: Chun Hui Le Wan International Holding Group Ltd's business scope covers a variety of travel routes and travel types, including the following:

I.Regular domestic and foreign short, long and short travel plans. Chun Hui Le Wan International Holding Group Ltd provide domestic long, short and international long, short and other conventional travel routes planning to meet the general needs of customers.

Ⅱ. Special tourism service plan. Chun Hui Le Wan International Holding Group Ltd provide cruise tourism, rural cultural tourism, tourism peripheral products, transportation, hotels and other characteristics of the tourism service scheme design and tourism related to clothing, food, clothing, housing and transportation arrangement planning.

Ⅲ. Personal customized tourism service plan. Chun Hui Le Wan International Holding Group Ltd, at the same time, it also provides customized tourism services, according to customers' needs and preferences, customized personalized, high-quality tourism solutions for customers.

(3)Cultural publicity platform: Chun Hui Le Wan International Holding Group Ltd will launch its own cultural publicity platform to release high-quality content to attract customers, such as local history, culture, scenery, food and other topics of articles, pictures, videos, audio and other forms of content. At the same time, local celebrities and cultural celebrities can be invited to serve as staff writers to increase the authority and attraction of the content. Use social media to promote and attract more users to follow and access to the platform. Enhancing the interactive experience can increase user engagement and engagement, allowing users to better understand the local culture. Cooperate with local governments and enterprises to jointly promote local culture and tourism resources.

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(4)Other service types: the company can provide transportation rental services for customers, including car rental, bike rental, yacht rental, etc. It can also provide customers with travel insurance services, including insurance consultation, insurance purchase, insurance claims settlement, etc. There are even other value-added services, providing customers with other value-added services, including itinerary planning, gift giving, translation services, etc.

In the future, Chun Hui Le Wan International Holding Group Ltd will continue to develop and improve products and system platforms based on the different needs of consumer groups, take tourism ecology as the core development goal, meet the needs of tourism enthusiasts in the new era, provide high-quality and personalized solutions, and build a warm tourism brand.

Major Factors Affecting Our Results of Operations

Chun Hui Le Wan International Holding Group Ltd is a tourism service company with tourism ecology as the core development goal, which meets the needs of tourism enthusiasts in the new era, provides high-quality and personalized solutions according to customer needs, and solves the problems of youth entrepreneurship and rural youth re-employment through tourism. Combined with the upstream and downstream industrial chains of the tourism service industry, according to the needs and preferences of customers, the exclusive individual tourism plans are tailored for customers to meet the personalized needs of different customers. The factors affecting its operation can be roughly divided into social objective factors and internal factors of the company.

(1) Social objective factors

I. Physical fitness status and population structure. In the condition of overall physical condition and stable population structure, the market prospect of tourism service companies will be relatively stable. If the physical fitness and demographic structure change, such as the overall decline of physical fitness or the aging population, the market prospects of tourism service companies will be affected.

Ⅱ. Level of economic development. The level of economic development also has a certain impact on the market prospects of tourism service companies. When the level of economic development is high, people will pay more attention to the quality of life after meeting the basic survival needs, and people's demand for a healthy life will also increase, which will promote the development of tourism service companies.

Ⅲ. socio-cultural background. Socio-cultural background can also affect the market prospects of tourism service companies. In a society where no travel is emphasized, in a more open and free society, the market may be better.

Ⅳ. Social and legal system. The social legal system has an impact on the operation of tourism service companies. If the social legal system is sound, tourism service companies will have greater opportunities. If the social legal system is not sound, tourism service companies will face greater risks. Due to the law and policy that people are not allowed to travel at will, people will lose their desire to travel abroad, resulting in a decrease in the demand for travel.

V. Internet technology. The development of Internet technology has an impact on the operation of tourism service companies. In today's society, the level of digitalization and intelligence is gradually rising. The development of tourism service companies is affected by the development of contemporary Internet technology. If they cannot meet the needs of Internet technology, they will face the risk of being eliminated.

Ⅵ. economic globalization. Economic globalization has made the market competition of tourism service companies more intense.

The geographical scope of tourism service solutions is no longer limited to a single region, but looks to all countries in the world. Therefore, enterprises need to improve their service quality to improve their competitiveness.

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(2) Internal internal factors

I. Cultural values. The cultural values of tourism service companies will determine the moral bottom line and code of conduct, and directly affect the internal employees and customers of the enterprise.

Ⅱ. Recruitment and training. Enterprises need to recruit excellent talents to ensure their long-term development. In addition, training employees is also an important task of the enterprise to ensure that employees have the ability to meet the development needs of the company.

Ⅲ. Organizational structure and management mode: the organizational structure and management mode of an enterprise will affect the working atmosphere and incentive mechanism of the internal employees, and then affect the performance and customer satisfaction of the enterprise.

Ⅳ. Technology research and development capabilities. The company's technology research and development capabilities are key to driving these areas. In order to gain competitive advantages in big data platforms and tourism services, the company needs to have strong research and development strength, and constantly promote the innovation and application of new technologies.

V. Data quality and privacy protection capability. Big data platform and tourism service solution research and development field are inseparable from massive data. Companies must ensure the quality and security of data, including privacy protection during data collection, storage, processing and transmission, to follow relevant laws and regulations and win the trust of users.

Ⅵ. And cooperation with tourism service agencies and channel expansion capacity. The company needs to establish cooperative relations with the relevant upstream and downstream industry chain institutions of the tourism services, including hotels, scenic spots, transportation companies, etc., in order to obtain enough tourism information to transform it into valuable information. In addition, the company also needs to expand appropriate channels, bring their products and services to market, and establish good partnerships with potential users.

Ⅶ. Capital and resource input. In the management field of big data platform and tourism service scheme research and development, the company needs to invest a lot of funds and resources in technology research and development, equipment procurement, talent training and other aspects. The company's financial strength and resource ability will directly affect its competitiveness in the industry.

Ⅷ. Product or service innovation. Tourism service companies need to constantly innovate to ensure the competitiveness of their products, which requires innovative talents in the enterprise to constantly explore and try new products or services.

Ⅸ. customers satisfaction degree. Customer satisfaction is one of the key indicators of enterprise development, which determines the loyalty and recommendation degree of customers to the enterprise, and has a positive impact on the enterprise.

X. Brand building and publicity. Enterprises need to improve their visibility and reputation through brand building and publicity, which helps to attract more excellent talents and customers, and improve the customer retention rate and brand awareness of enterprises.

In general, the market prospect of Chun Hui Le Wan International Holding Group Ltd as a tourism service company depends on many factors, but with the development of society and the increasing demand of people's needs, as well as the good construction of its own brand, the development prospect of tourism service companies is still very potential.

Our Research and Development

Chun Hui Le Wan International Holding Group Ltd, under the promotion of the environment, with tourism ecology as the core development goal, to meet the needs of tourism enthusiasts in the new era, according to the needs of customers, to provide high-quality, personalized solutions, won the trust and support of customers.

Chun Hui Le Wan International Holding Group Ltd, by meeting the special fashion, cool tourism style and tourism mode of the young generation, and achieving the requirements of social and sharing life conditions, create new tourism hot spots, and form a new trend of cruise tourism, vacation camping, experiencing folk customs and rural tourism. At the same time, the company also pay attention to innovation and integration, using the new mode combined with conventional marketing methods, using the core products make hot style product breakthrough customer psychology, market breakthrough, is committed to do a temperature of tourism brand, mood, value, social and community culture output, establish a strength of cultural tourism brand.

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Chun Hui Le Wan International Holding Group Ltd, the current products and services are as follows, including tourism as the core platform, tourism service scheme management, cultural media platform, Chunhui Le Travel College, etc.:

(1) Platform with tourism as the core: Chun Hui Le Wan International Holding Group Ltd launched Chunhui Le Play APP, which each platform played different roles and provided great help for other sectors to cooperate with each other.

(2) Tourism service scheme management: Chun Hui Le Wan International Holding Group Ltd's business scope covers a variety of tourism routes and tourism types, launched conventional domestic and foreign long and short travel programs, characteristic tourism service programs, personal customized tourism service programs and other tourism service scheme management, to meet the personalized needs of customers.

(3) Cultural media platform: to build a new media platform, focusing on presenting interesting and professional content. Use cultural media to publicize its tourism service products, vigorously promote the new tourism model, promote the further implementation of the one-stop tourism service mode, and provide strong support for the development of tourism service industry.

(4) Chunhui Lewan Travel College: to provide customized market plan output for customers, build a systematic professional business team, and provide a steady stream of talent support for the development of tourism service industry.

In the future, Chun Hui Le Wan International Holding Group Ltd will continue to develop and improve tourism service products and systems based on the different needs of consumer groups, so that everyone can have their own tourism data through intelligent system analysis and make a tourism plan more suitable for their own. It plans to continuously expand the scale of enterprises through highly innovative new tourism models, and strive to become a large head enterprise platform in the same industry in 2026.

Regulatory Environment

The international regulatory environment of tourism service enterprises is a complex and diversified system, involving the laws and regulations of different countries, industry standards, market access, regulatory agencies and other aspects. The following is an overview of the international regulatory environment for tourism service companies:

(1)Laws and regulations: Different laws and regulations on tourism service enterprises in different countries, and enterprises need to fully understand and abide by the laws and regulations of relevant countries when carrying out international business. For example, some countries may require tourism companies to set up branches, comply with local labor laws, pay taxes and so on.

(2)Industry standards: There are some authoritative international tourism industry organizations, such as World Tourism Organization (UNWTO), which have formulated a series of industry standards and guidelines. These standards cover all aspects of tourism services, such as tourism product development, service quality, environmental protection, etc. Tourism companies need to pay attention to these standards, and strive to meet the relevant requirements.

(3)Market access: different countries have different market access requirements for tourism service enterprises. Some countries may require enterprises to provide specific types of licenses or qualifications, such as travel agency business license, tourism business license, etc. Enterprises need to understand the market access requirements of the relevant countries, and go through the relevant procedures in accordance with the regulations.

(4)Regulatory agencies: Every country has government departments or agencies responsible for the regulation of the tourism industry. For example, China's National Culture and Tourism Administration, United States Tour Operators Association (USTOP), etc. These regulators are responsible for overseeing and managing the operations of tourism service companies and ensuring that they comply with relevant laws, regulations and industry standards. Companies need to maintain good communication and cooperation with these regulators to ensure smooth progress.

(5)Intellectual property protection: Tourism service enterprises should pay attention to the protection of their intellectual property rights in the process of transnational operation. This includes trademarks, patents, Copyrights, etc. Enterprises need to understand the laws and provisions of intellectual property protection of various countries and take corresponding protection measures to avoid intellectual property infringement.

(6)Social responsibility and environmental protection: Tourism service enterprises also need to pay attention to social responsibility and environmental protection issues when carrying out international business. Enterprises need to abide by national laws and regulations on environmental protection, cultural relics protection, and protection of consumer rights and interests, actively fulfill their social responsibilities, and improve their corporate image.

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In short, the international regulatory environment of tourism service enterprises is a multi-dimensional and multi-level system. Companies need to fully understand and comply with national laws, regulations and industry standards, maintain good communication with regulators, and focus on social responsibility and environmental protection issues to ensure smooth business operations in the international market.

Production Capacity

The production capacity of tourism service enterprises depends on many factors, including enterprise scale, equipment input, human resources and supply chain management, etc. Here are some of the key elements that may affect the production capacity of tourism service enterprises:

(1)   Production equipment and technology. Tourism service enterprises need to have advanced production equipment and technology, including tourism information collection technology, tourism program planning procedures and the manufacturing process of the final scheme. The advancement and efficiency of these equipment and technologies will directly affect the production of enterprises.

(2)   Human resources: Enterprises need to have sufficient human resources, including research and development personnel and management personnel, etc. Having a professional team of talents can effectively improve production efficiency and quality control.

(3)   Industrial chain management. Tourism service enterprises need to establish a stable and reliable industrial chain system to ensure the timely update of the information of the upstream and downstream industrial chain of tourism services. Efficient management of the industrial chain can reduce the production cost, shorten the production cycle, and improve the production capacity.

(4)   Production capacity. The production scale of an enterprise will directly determine its production capacity. Larger enterprises usually have more resources and higher production efficiency, which can better meet the market demand.

Qualification and certification: The legality of the tourism service procedure and the security of the tourism scheme are crucial. Enterprises need to establish an effective management system, and obtain relevant certification and qualifications to ensure the compliance and high quality of services.

In general, the production capacity of tourism service enterprises is a comprehensive index, which is affected by many factors and invests in equipment technology, human resources, supply chain management and other aspects, so as to improve the production capacity and meet the market demand.

Our Marketing and Sales

(1) Channel of distribution

I. Join the chain platform (city agent, district and county agent, etc.). By winning the agency power of the city, district and county regions, open a number of branches in the region according to the specific market conditions, forming a Chun Hui Le Wan International Holding Group Ltd franchise chain platform, and expand the coverage of the business circle. This model covers multiple levels such as city agent, district and county agent, forming a complete chain platform system. Each agent can understand the operation situation of the area in real time through the digital management system, and carry out accurate operation management of the store.

II. Marketing system transfer introduction (company contacts, franchisees, partners, users, etc.). Marketing system introduction is an effective marketing strategy, through the use of company contacts, franchisees, partners, users and other resources, to achieve the promotion of products or services. This strategy can encourage participants to actively recommend products or services by providing discounts and rewards, expand brand influence and increase sales.

III. Promotion of new media network platforms (Facebook, Twitter, Instagram, Tiktok, etc.). New media network platform promotion is a kind of Internet-based promotion method. Through the use of Facebook, Twitter, Instagram, TikTok and other platforms, to spread brand information and product knowledge, expand brand influence and improve popularity. This method can improve the exposure rate and conversion rate of advertising through accurate user portrait and targeted delivery, so that more potential customers in the wait-and-see stage can understand and serve, and improve the visibility and exposure rate.

Big data promotion platform. Big data promotion platform is a promotion method based on the management of digital member information. By digitizing the member information and cooperating with other platforms, it realizes the exchange and sharing of the rights and interests of members. This method can improve the membership loyalty and promote consumption by providing personalized membership services and preferential activities.

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(2) Promotion method

I. Agency distribution and store franchise model. Chun Hui Le Wan International Holding Group Ltd relying on 100,000 agents to build sales terminals, to assist agents to achieve the introduction of their own resources, to create a stable private flow pool belonging to Chun Hui Le Wan International Holding Group Ltd, product penetration, to become a private flow pool that can form the national integration and promotion, to lay a solid foundation for the stable and sustainable development of the brand.10,000 stores realize customer collection and agent collection service, and 336 branches (branches) connect with enterprise resources and channel customers.

II. Partner mode. The partnership model is a partnership that achieves common development and maximizes benefits by sharing resources and risks with partners. In the process of franchise management, partners can be individuals or institutions with relevant knowledge and resources, cooperate with the company to jointly promote and market products or services, and share profits.

III. Membership mode. Membership model is a business model based on membership management to establish a membership system to attract consumers to become members and provide personalized services and products. In this model, members can enjoy specific benefits and benefits, while the company can also obtain consumer preferences and needs through the member management system, so as to improve customer satisfaction and loyalty.

IV. New media drainage mode: Chun Hui Le Wan International Holding Group Ltd relying on the sales system of agent distribution, making use of the emerging new media short video trend, the company's products and services for public domain drainage, private domain conversion product penetration. At the same time, leading the opportunity, through the new tourism mall 1 million with goods to carry out comprehensive consumer terminal coverage, the use of celebrity effect for brand publicity and product service promotion.

V. The combination of flow thinking and fan economy. In terms of marketing, it eliminates the use of conventional product thinking operation, uses new platform thinking and flow thinking, and combines the emerging fan economy to build the brand and marketing strategy of tourism ecology, so as to make tourism brands more suitable for the current young generation. Put forward a new solution for the tourism industry, and through the core marketing thinking of differentiated development, make the company brand stand out among many well-known old companies in the tourism industry.

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BUSINESS

Our Mission

Chun Hui Le Wan International Holding Group Ltd is a tourism service company with tourism ecology as the core development goal, meets the needs of tourism lovers in the new era, and providing high quality and personalized solutions according to customer needs. Chun Hui Le Wan International Holding Group Ltd has always uphold the concept of "green tourism and healthy development", pay attention to the protection of local culture and environmental protection. The company solves the problem of youth entrepreneurship and rural youth reemployment through tourism. The company insists on bringing agricultural products out of the countryside, bringing the new ideas emerging outside into the countryside. The company promotes green travel mode, reduces carbon emission, and practices the concept of green development by example. Chun Hui Le Wan International Holding Group Ltd respect local customs and protect local cultural heritage. At the same time, the company also supports public welfare undertakings and supports local education and poverty alleviation through various activities.

Chun Hui Le Wan International Holding Group Ltd, the brand business thinking not only has the thinking of product innovation and upgrading, but also strategically puts forward the strategic development positioning of the solution of the tourism industry. In the international community, the company takes international exit and cruise business as the entrance of brand development. While doing a good job in conventional tourism services, the company focuses on the layout of rural cultural tourism. construction and development of beautiful villages is the key part of industrial landing and economic development, and in the vast rural space, there are complex and changeable development problems. Therefore, it is necessary to have a broad vision and long-term planning, and a system matching the current rural situation in order to fundamentally mobilize the enthusiasm of farmers to participate in rural construction.

Chun Hui Le Wan International Holding Group Ltd innovatively put forward countryside beauty, homesickness, countryside taste, countryside food, countryside lodging as the entry point to systematically solve the problem of rural cultural tourism system landing. In addition, it focuses on promoting rural economic development, protecting rural ecology and soil erosion, better solving the problem of rural youth returning home to start businesses, and paying attention to the problems of rural empty-nesters and left-behind children.

Overview

Chun Hui Le Wan International Holding Group Ltd is a tourism service company with tourism ecology as the core development goal, meeting the needs of tourism lovers in the new era, and providing high-quality and personalized solutions according to customer needs.

Chun Hui Le Wan International Holding Group Ltd, whose business scope is very broad, covering a variety of travel routes and travel types. Chun Hui Le Wan International Holding Group Ltd, it mainly serves customers in demand for high-quality tourism services, including individual customers, corporate customers and institutional customers. Chun Hui Le Wan International Holding Group Ltd, the designed tourist routes include domestic long line, short line and international long line, short line, etc., but also involve new cruise tourism and rural cultural tourism, tourism peripheral products recommendation, transportation and hotel village accommodation and other tourism travel necessary project arrangements, can meet the personalized needs of different customers. In addition, we also provide customized tourism services, according to the customer needs and preferences, tailored for the customer exclusive personal tourism programs.

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Chun Hui Le Wan International Holding Group Ltd, with the pursuit of perfect route design and optimization combination, pure play line, professional service and other characteristics, tailored for customers to create a perfect itinerary, truly realize the guests without excellent, leisure entertainment, washing the body and mind of the happy holiday purpose, to achieve happy travel. The company strengthens the guidance of tourism information through various channels, and provides high-quality comprehensive services for every customer in the "catering, accommodation, transportation, sightseeing, shopping, entertainment" one-stop service, so as to realize the vision of easy tourism and happy tourism. Over the years, Chun Hui Le Wan International Holding Group Ltd through its advanced management philosophy, professional marketing team, standardized operation mode, professional service personnel, perfect after-sales service, get the height of the market and customers, recognized by the general customers, become the veritable business outbound tourism, domestic tourism, inbound tourism professional, integrity of tourism service enterprises.

Prior to the IPO, we total share capital was about 44,805,440 ordinary shares, which is we expect that the initial public offering price will be no less than US $4.00 per share.

Chun Hui Le Wan International Holding Group Ltd, by creating a new tourism brand with tourism ecology as the core development goal, it can meet the needs of tourism lovers in the new era, meet the special fashion and cool tourism style and tourism mode of the young generation, and at the same time meet the requirements of social and sharing life conditions, and create new tourism hot spots. Form a new trend of cruise tourism, vacation camping, experience folk customs and rural tourism, create a warm tourism brand for the majority of tourism enthusiasts, and realize the beautiful vision of "new tourism is no longer a tourism, a new world outlook, a way of life, and improve the satisfaction and happiness of life".

Our Competitive Strengths

Chun Hui Le Wan International Holding Group Ltd has always upheld the concept of "green tourism and healthy development", pay attention to the protection of local culture and environmental protection contribution. To solve the problem of youth entrepreneurship and rural youth reemployment through tourism. Bring agricultural products out and bring new ideas into the countryside. The company promotes green travel mode, reduces carbon emission, and practices the concept of green development by example. Chun Hui Le Wan International Holding Group Ltd respect local customs and protect local cultural heritage. At the same time, the company also supports public welfare undertakings and supports local education and poverty alleviation through various activities.

By building a new tourism brand with tourism ecology as the core development goal, it can meet the needs of tourism lovers in the new era, meet the special fashion and cool tourism style and tourism mode of the young generation, and at the same time meet the requirements of social and sharing life status, and create new tourism hot spots. Form a new trend of cruise tourism, vacation camping, experience folk customs and rural tourism, create a warm tourism brand for the majority of tourism enthusiasts, and realize the beautiful vision of "new tourism is no longer a tourism, a new world outlook, a way of life, and improve the satisfaction and happiness of life".

Chun Hui Le Wan International Holding Group Ltd service for high quality tourism service demand, the design of tourist routes including domestic long, short and international long term, short term, etc., also involves the new cruise tourism and rural tourism tour, tourism products recommendation, transportation and hotel village travel necessary project arrangement, can meet the personalized needs of different customers. In addition, we also provide customized tourism services, launching tourism planning and management programs and service products that are more suitable for different individual needs.

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Under the trend of economic globalization, the demand for the tourism industry is constantly increasing. Combined with the development plan of Chun Hui Le Wan International Holding Group Ltd, its competitive advantages can be simply summarized as follows:

(1) User data. Chun Hui Le Wan International Holding Group Ltd, through its unique and powerful online and offline linkage capabilities, it matches the powerful digital systems with individual needs. The combination of online and offline methods can attract more user traffic and help Chun Hui Le Wan International Holding Group Ltd effectively expand its market share.

(2) Professional services. Chun Hui Le Wan International Holding Group Ltd can cater to the needs of the new era of tourism enthusiasts, according to customer needs, to provide high-quality, personalized tourism service solutions. Using big data to analyze the object demand data, and according to the data provided by the platform, to provide them with more suitable for personal personalized services and products, which can meet the needs of different groups of people.

(3) Brand awareness. Chun Hui Le Wan International Holding Group Ltd through the investment and distribution of various advertising, as well as the company's own quality service level, diversified service content, innovative business scope, to create and form a high-profile brand benefits, to help the company stand out in the fierce market competition.

(4) Diversified service content. Chun Hui Le Wan International Holding Group Ltd, according to the different needs of social groups, we will provide diversified service content, including online services and offline services, to help users to better meet their needs, improve user satisfaction and loyalty, so as to lock user traffic.

(5) Social media channels. Chun Hui Le Wan International Holding Group Ltd will be publicized through various social media channels. This can help enterprises to promote their own services, attract more users, at the same time, through the online social platform, help Chun Hui Le Wan International Holding Group Ltd better promote the communication and interaction between enterprises and users, more understanding of the user in the contemporary social economic conditions and cultural background for travel and more requirements related to tourism planning management.

Our Opportunities

Under the background of the current Internet development, scientific and technological progress and favorable policies, the tourism industry is showing a trend of sustainable development. Especially after the lifting of COVID-19 pandemic, people's demand and desire for travel continued to increase, which also accelerated the pace of online penetration of the tourism industry, and the tourism service business developed rapidly.

However, in the open social space, it is difficult to form a dominant situation. Due to the diversification of market demand, people have different preferences for the content of travel plans, so there are many competitors to participate in the competition. Although the market competition is fierce, it also provides an opportunity for Chun Hui Le Wan International Holding Group Ltd to seize the market opportunity.

Chun Hui Le Wan International Holding Group Ltd, as a competitive enterprise, in the current international situation, we should take the initiative to adapt to the changes in market demand, actively look for development opportunities and seize the first opportunity. First, companies should pay close attention to consumers' demand and preferences for tourism and tourism planning program services, and launch more personalized and differentiated products and services for different groups of people. On the basis of in-depth understanding of consumer needs, through research and market analysis, the target customer groups are determined, and marketing strategies are formulated to improve the market share of products.

Secondly, the company should strengthen the cooperation with relevant enterprises and achieve rapid development through the cooperation mode of resource sharing and mutual benefit. Establish partnerships with hotels and scenic spots, jointly carry out tourism planning and management service projects, make full use of the resources and advantages of all parties, and improve the quality and efficiency of services. At the same time, the company can also consider cooperating with scientific research institutions, universities and universities to carry out scientific and technological innovation projects, and jointly promote the development of the industry and improve the competitiveness of enterprises. In addition, the company also needs to increase investment in scientific and technological innovation, use artificial intelligence, big data analysis and other advanced technical means, improve the product research and development and operation efficiency, to provide consumers with a better experience. Through the establishment and improvement of information management system, realize the collection, analysis and utilization of data, constantly optimize products and services, to meet the diversified demands of consumers. At the same time, the company should also continue to pay attention to the cutting-edge technology and trends of the industry, actively introduce and apply new technologies, and promote the innovation and development of the enterprise.

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In short, Chun Hui Le Wan International Holding Group Ltd should keep up with the changes in market demand, actively seek for development opportunities, and through the establishment of personalized products and services, the promotion of partnerships and technological innovation, improve the competitiveness of enterprises, and achieve long-term and stable development. In addition, in the international market, Chun Hui Le Wan International Holding Group Ltd should also actively expand overseas markets and find more partners and customers. Through the development of scientific internationalization strategy, and combined with the local market demand and cultural characteristics, to promote the rapid development of the company in the overseas market.

The current international situation provides a broad space for development for Chun Hui Le Wan International Holding Group Ltd to seize the market opportunity. The company can achieve its own rapid development and market leading position by paying close attention to market demand, strengthening cooperation, increasing investment in scientific and technological innovation, and expanding overseas markets.

Our Weaknesses

Chun Hui Le Wan International Holding Group Ltd, as a tourism service enterprise, there may be some weaknesses:

(1) High cost. The construction, research and development equipment and technology of the tourism service platform need a large amount of capital investment, including equipment procurement, personnel training and other costs. This will increase the operating costs of the business, and it may take a long time to recover the investment. Enterprises can reduce costs by optimizing internal management, improving equipment utilization, and reducing waste. At the same time, we can consider sharing the research and development costs with our partners, or raising funds through financing channels to ease the financial pressure.

(2) Updates are fast. The information update speed of the upstream and downstream industry chain of the tourism industry required by the production plan is extremely fast. If the enterprise cannot timely follow up and update the information and is surpassed by the competitors, the market competitiveness of the enterprise will be affected. Enterprises need to pay close attention to the industry trends, maintain good cooperative relations with the technology-leading enterprises at home and abroad, and timely understand the new development trend of the tourism industry. At the same time, enterprises need to strengthen their internal research and development capabilities and establish a rapid response mechanism to update and replace information in a timely manner.

(3) Lack of standardization. The formulation of personalized tourism service management plan needs to be determined according to the specific situation of each customer. The lack of standardization may lead to the instability of service quality and effect. At the same time, enterprises need more force and time investment when providing personalized services, which cannot achieve large-scale production and operation. Enterprises can gradually establish a service standardization system, and for some common health problems, they can develop a set of standardized service management scheme, to improve the stability of service quality. In addition, enterprises can improve their service ability and level by training their employees to improve their service efficiency.

(4) High demand for talent. The tourism industry needs talents with high professional knowledge and skills, such as tour guides, outreach specialists, data analysts, etc. Enterprises need to invest a lot of time and resources in personnel training and recruitment, which may increase the human cost of enterprises and pose the risk of brain drain. Enterprises can cooperate with universities and professional talent institutions to carry out talent training and recruitment activities to improve their brand awareness and attraction. At the same time, enterprises can optimize the internal talent management mechanism, establish a perfect salary and welfare system and career promotion channels, in order to attract and retain excellent talents.

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(5) Low market recognition. Compared with the traditional self-driving tour and group travel, the personalized tourism service management scheme may be less recognized in the market. Customers 'demand and acceptance of such services are limited, so enterprises need to carry out effective marketing and education to improve customers' awareness and acceptance of tourism service management programs. The company can carry out marketing promotion through various channels, such as advertising, cooperative promotion, online and offline activities, etc., to improve the popularity and recognition of personalized tourism service management programs. At the same time, enterprises can provide free or preferential experience services, so that customers can personally experience the advantages of personalized tourism service management solutions, and improve customer satisfaction and loyalty. In addition, enterprises can cooperate with hotels, scenic spots and other partners to jointly promote personalized tourism planning and management services and expand their market share.

To sum up, to provide customers with personalized tourism service scheme of tourism service enterprises in the cost, technology update, standardization, talent demand and market recognition there are some weaknesses, need enterprises in the process of business strategies and measures to overcome these problems, improve the enterprise competitiveness and development potential.

Our Threats

Chun Hui Le Wan International Holding Group Ltd, as a tourism service enterprise, it may face the following threats:

(1) policy risk. The changing regulations and policies of the tourism industry may lead to new regulatory requirements and market access restrictions, which will affect the operation and development of enterprises. We will pay attention to the policy developments and keep abreast of the changes in the industry regulations and policies. Actively participate in policy formulation and industry standard formulation, and strive for policy support. Establish good government relations and maintain communication and cooperation with the regulatory authorities.

(2) Technical risk. The tourism information platform and tourism industry set up by big data involve many technical fields, such as data privacy, information security, product security and so on. If enterprises fail to keep up with the development and innovation of technology, it may lead to technology and security risks, affecting the service quality and customer satisfaction. We will invest capital and human resources to strengthen corporate research and development and innovation in the technology field.Introduce advanced technology and equipment to improve the quality and efficiency of products and services. Strengthen data security and privacy protection to ensure that customer information is not leaked.

(3) Market competition. With the continuous development of the tourism industry, the market competition is becoming increasingly fierce. Competitors may compete for market share through price war, product innovation and other means, posing a threat to the profitability and market position of enterprises. Improve service quality and customer satisfaction, establish a corporate brand image. Optimize the product structure to meet the needs of different customers. Expand market channels and expand market share.

(4) Customer needs change. Customers' demand for tourism services is constantly changing, such as higher requirements for service quality, personalized needs and other aspects. If the enterprise fails to adapt to the changes in customer demand in time, it may lead to customer loss and market share decline. We will establish a customer feedback mechanism to timely understand customer needs and satisfaction. Innovate the service mode to meet the personalized needs of customers. Improve service quality and improve customer retention rate.

(5) The impact of the epidemic. The global pandemic has had a profound impact on the tourism industry. During the epidemic period, enterprises may face problems such as employee shortage and logistics obstruction, which will affect their normal operation and development. We will strengthen epidemic prevention and control measures to ensure the normal operation of enterprises. Flexible adjust the service mode to meet the needs of customers during the epidemic. Seize the market opportunities brought about by the epidemic and expand new business.

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(6) Economical situation. The instability of the macroeconomic situation may affect the tourism industry. For example, the slowdown of economic growth and declining consumption power may lead to the decline of market demand, affecting the profitability and development of enterprises. We will optimize our business strategy, reduce costs and improve efficiency. Expand new profit models and increase revenue sources. Strengthen fund management to ensure the stability of the enterprise capital chain.

(7) Industrial chain risk. Tourism service enterprises often need a large number of tourist attractions, hotel air tickets and other information to make tourism service plans. The interruption of the industrial chain or the price fluctuations may pose a threat to the production and operation of enterprises. We will optimize the industrial chain management and reduce the procurement costs. Establish multiple information provision channels to prevent the interruption of the industrial chain. Strengthen industrial chain monitoring to ensure the authenticity of information.

(8) Word of mouth risk. The quality of service in the tourism industry directly affects customer health and satisfaction. If the enterprise has major service mistakes or quality problems, it may lead to the deterioration of reputation and affect the enterprise brand image and market share. We will improve the service quality and reduce the service errors. Establish a sound complaint handling mechanism to timely solve customer problems. Strengthen brand publicity, improve enterprise visibility and reputation.

To sum up, as a tourism service enterprise, it is necessary to pay close attention to the market environment and industry trends, and do a good job in risk management and countermeasures to ensure that the enterprise can operate and develop stably when facing various threats.

Our Strategies

We will firmly grasp the market opportunities, make use of their own competitive advantages, reasonably analyze the company's existing weaknesses and threats, and develop a business strategy in line with the development of the company. Our company's development strategy is to create agent distribution and stores to join for business development system, do the development of the tourism industry solution positioning, brand chain mode to continuously expand the scale of business, finally strive to complete in 2025 in nasdaq, and in 2026 to become the industry in the field of large head enterprise platform.

First of all, we will create a new system of business development through agency distribution and store franchise. We will limit 10w agents, land 10,000 travel agency service stores, and set up 336 branches to build a new tourism business system. Form the transformation from public domain traffic to private domain retention, become a private flow pool that can form a national integrated promotion, and lay a solid foundation for the stable and sustainable development of the brand. Effectively improve the company's financial strength, accelerate the pace of technology research and development and market expansion. At the same time, through resource integration and complementary advantages, we can reduce costs, improve efficiency, achieve scale effect, and further consolidate the competitive advantage of the company.

Secondly, we strategically put forward the development positioning of the tourism industry solution. In the international, Chun Hui Le Wan International Holding Group Ltd to international exit and cruise business as a brand development entrance, domestic in regular tourism services at the same time with the national development policy key layout of rural brigade, promote rural economic development, protect rural ecology and soil erosion, better solve the rural youth home entrepreneurial problem, focus on the problem of rural empty-nesters and left-behind children. At the same time, we will strengthen the protection and management of intellectual property rights to ensure that self-technology can be effectively translated into commercial value. By exporting technical paths and regulation and management methods, we can also establish the leading position of the company in the industry, and attract more attention and cooperation from cooperative partners and investors.

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Finally, we will adopt the brand chain model to expand the business scale. By building a new tourism brand with tourism ecology as the core development goal, it will meet the needs of tourism lovers in the new era, fashion, cool, social, sharing, and create new tourism hot spots. Form a new trend of cruise tourism, vacation camping, folk customs and rural tourism, to create a warm tourism brand for the majority of tourism enthusiasts, we will continue to enhance the core competitiveness of the company. Brand chain can not only improve the company's market visibility and influence, but also bring more sales opportunities and profit growth, and improve the overall operational efficiency and competitiveness.

Finally, it will be listed on NASDAQ in 2025, and it will become a large leading enterprise platform in the same industry in 2026. Through the efforts of the above three aspects, we believe that we can further consolidate the company's market position, expand a broader business space, and create a greater market for investors. At the same time, we will continue to maintain the spirit of innovation and strategic vision, constantly adapt to the market changes, and meet the challenges of the future.

Our Products and Services

(5) Personalized tourism App: Chun Hui Le Wan International Holding Group Ltd driven by the overall environment, With tourism ecology as the core development goal, Catering to the needs of new-age travel enthusiasts, Using a number of advanced technologies and patents, Production of a tourism App belonging to the Chun Hui Le Wan International Holding Group Ltd, and according to the customer needs, Provide high-quality, personalized solutions, Let the new era of tourism lovers feel the convenience of tourism services brought by the network.

(6) Tourism service program management: Chun Hui Le Wan International Holding Group Ltd's business scope covers a variety of travel routes and travel types, including the following:

II. Regular domestic and foreign short, long and short travel plans. Chun Hui Le Wan International Holding Group Ltd provide domestic long, short and international long, short and other conventional travel routes planning to meet the general needs of customers.

Ⅱ. Special tourism service plan. Chun Hui Le Wan International Holding Group Ltd provide cruise tourism, rural cultural tourism, tourism peripheral products, transportation, hotels and other characteristics of the tourism service scheme design and tourism related to clothing, food, clothing, housing and transportation arrangement planning.

Ⅲ. Personal customized tourism service plan. Chun Hui Le Wan International Holding Group Ltd at the same time, it also provides customized tourism services, according to customers' needs and preferences, customized personalized, high-quality tourism solutions for customers.

(7) Cultural publicity platform: Chun Hui Le Wan International Holding Group Ltd will launch its own cultural publicity platform to release high-quality content to attract customers, such as local history, culture, scenery, food and other topics of articles, pictures, videos, audio and other forms of content. At the same time, local celebrities and cultural celebrities can be invited to serve as staff writers to increase the authority and attraction of the content. Use social media to promote and attract more users to follow and access to the platform. Enhancing the interactive experience can increase user engagement and engagement, allowing users to better understand the local culture. Cooperate with local governments and enterprises to jointly promote local culture and tourism resources.

(8) Other service types: the company can provide transportation rental services for customers, including car rental, bike rental, yacht rental, etc. It can also provide customers with travel insurance services, including insurance consultation, insurance purchase, insurance claims settlement, etc. There are even other value-added services, providing customers with other value-added services, including itinerary planning, gift giving, translation services, etc.

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In the future, Chun Hui Le Wan International Holding Group Ltd will continue to develop and improve products and system platforms based on the different needs of consumer groups, take tourism ecology as the core development goal, meet the needs of tourism enthusiasts in the new era, provide high-quality and personalized solutions, and build a warm tourism brand.

Our Business Model

Chun Hui Le Wan International Holding Group Ltd make full use of the combination of innovation and integration, new mode and conventional marketing means, use core products to create popular products to break through customer psychology, market breakthrough, is committed to doing a warm tourism brand, do the output of emotion, value, social and community culture, and establish an intense cultural tourism brand. It is mainly promoted through the following modes:

(4) Agency distribution and store franchise mode: Chun Hui Le Wan International Holding Group Ltd relying on 100000 agents build sales terminal, assist agent to realize their own resources, build belongs to the stability of Chun Hui Le Wan International Holding Group Ltd private domain flow pool, product penetration, become a can form a national one promote its own flow pool, for the stable and sustainable development of the brand to lay a solid foundation.10,000 stores realize store customer collection and agent customer collection service, and 336 branches (branches) connect with enterprise resources and channel customers.

(5) New media drainage mode: Chun Hui Le Wan International Holding Group Ltd relying on the sales system of agent distribution, making use of the emerging new media short video trend, the company's products and services for public domain drainage, private domain conversion product penetration. At the same time, leading the opportunity, through the new tourism mall 1 million with goods to carry out comprehensive consumer terminal coverage, the use of celebrity effect for brand publicity and product service promotion.

(6) Sales strategy combining flow thinking and fan economy: in marketing, eliminate the use of conventional product thinking operation, use new platform thinking and flow thinking, and combine the emerging fan economy to build the brand and marketing strategy of tourism ecology, so as to make tourism brands more suitable for the current young generation. Put forward a new solution for the tourism industry, through the core marketing thinking of differentiated development, to make the company brand stand out among many well-known old companies in the tourism industry.

Competition

When it comes to tourism service enterprises, we have to mention American Express. American Express Is the world's largest tourism services and comprehensive financial, financial investment and information processing global company. American Express Was founded in 1850, and is headquartered in New York City. American Express It is the largest global company in tourism services and comprehensive finance, financial investment and information processing. It is the leading company in credit cards, traveler's checks, tourism, financial planning and international banking. It is the only service company among the Dow Jones Industrial Index reflecting the US economy.

American Express Headquartered in New York City, it operates through its three branches: American Express Travel Related Services, American Express Financial Advisors and American Express Bank. American Express Travel Related Services (American Express Travel Related Services), one of the world's largest travel agencies, with more than 1,700 travel offices around the world. American Express Travel Related Services Provide credit cards, credit cards and traveler's checks to individual customers, as well as corporate cards and overhead management tools to help companies manage corporate travel, exchange toasts and procurement expenses, and provide travel and related consulting services to individuals and companies around the world.

In addition, Expedia is a famous travel website in the United States, WTE company (Worldwide Travel Exchange), at the same time Expedia is the world's largest online travel company, its business accounts for about a third of the global online travel market, the existing business units in the United States, Canada, France, Britain, Belgium, Germany, Italy and Spain and other countries. Its affiliated travel website can be used to book flight flights, hotel reservations, car rental, cruise ships through the Internet or telephone agents, travel and vacation and various attractions and services. Expedia The website not only offers ticket booking, car rental companies, hotels in more than 3,000 locations around the world and excellent discount rates, but also offers hotel details online. Passengers as long as they enter the ideal price and region, in the shortest time, they can get the most immediate and correct quotation.

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Travelzoo Is a global Internet media company that offers trusted travel vacations, entertainment and local deals. In October 1998, the founder of Travelzoo, Ralph Battel (Ralph Bartel), decided to create a travel website for $10,000. The discount information provided on the website is obtained through professional travel producers, strictly searching, evaluating and testing thousands of travel and leisure and entertainment products to ensure that the promotion is beyond value for money. Travelzoo From the beginning is committed to become the most trusted tourism, entertainment and localization preferential online services, Travelzoo's flagship product "Top 20 selected preferential" electronic presentation, from the market multifarious tourism information after artificial screening, comparison and testing, pick out 20 of the most cost-effective and unique tourism products, every Wednesday with fast, active way to subscribers, to become the traveler before travel trust rely on a good helper.

There is fierce competition in the tourism service market, and companies are moving in this field to provide innovative solutions. For a fledgling big data travel service company, it is difficult to stand out in the market compared with competitors that have established brands and customer base. Therefore, we will also refer to the business model of the above companies, combine with their own development positioning, and formulate business plans in line with their own development, so as to seek stable development.

Our Marketing and Sales

(1) Sales channels

IV. Join the chain platform (city agent, district and county agent, etc.). By winning the agency power of the city, district and county regions, open a number of branches in the region according to the specific market conditions, forming a Chun Hui Le Wan International Holding Group Ltd franchise chain platform, and expand the coverage of the business circle. This model covers multiple levels such as city agent, district and county agent, forming a complete chain platform system. Each agent can understand the operation situation of the area in real time through the digital management system, and carry out accurate operation management of the store.

V. Marketing system transfer introduction (company contacts, franchisees, partners, users, etc.). Marketing system introduction is an effective marketing strategy, through the use of company contacts, franchisees, partners, users and other resources, to achieve the promotion of products or services. This strategy can encourage participants to actively recommend products or services by providing discounts and rewards, expand brand influence and increase sales.

VI. Promotion of new media network platforms (Facebook, Twitter, Instagram, Tiktok, etc.). New media network platform promotion is a kind of Internet-based promotion method. Through the use of Facebook, Twitter, Instagram, TikTok and other platforms, to spread brand information and product knowledge, expand brand influence and improve popularity. This method can improve the exposure rate and conversion rate of advertising through accurate user portrait and targeted delivery, so that more potential customers in the wait-and-see stage can understand and serve, and improve the visibility and exposure rate.

VII. Big data promotion platform. Big data promotion platform is a promotion method based on the management of digital member information. By digitizing the member information and cooperating with other platforms, it realizes the exchange and sharing of the rights and interests of members. This method can improve the membership loyalty and promote consumption by providing personalized membership services and preferential activities.

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(2) Promotion method

VI. Agency distribution and store franchise model. Chun Hui Le Wan International Holding Group Ltd relying on 100,000 agents to build sales terminals, to assist agents to achieve the introduction of their own resources, to create a stable private flow pool belonging to Chun Hui Le Wan International Holding Group Ltd, product penetration, to become a private flow pool that can form the national integration and promotion, to lay a solid foundation for the stable and sustainable development of the brand.10,000 stores realize store customer collection and agent customer collection service, and 336 branches (branches) connect with enterprise resources and channel customers.

VII. Partner mode. The partnership model is a partnership that achieves common development and maximizes benefits by sharing resources and risks with partners. In the process of franchise management, partners can be individuals or institutions with relevant knowledge and resources, cooperate with the company to jointly promote and market products or services, and share profits.

VIII. Membership mode. Membership model is a business model based on membership management to establish a membership system to attract consumers to become members and provide personalized services and products. In this model, members can enjoy specific benefits and benefits, while the company can also obtain consumer preferences and needs through the member management system, so as to improve customer satisfaction and loyalty.

IX. New media drainage mode: Chun Hui Le Wan International Holding Group Ltd relying on the sales system of agent distribution, making use of the emerging new media short video trend, the company's products and services for public domain drainage, private domain conversion product penetration. At the same time, leading the opportunity, through China's new tourism shopping mall 1 million people with goods for comprehensive consumer terminal coverage, using the celebrity effect for brand publicity and product and service promotion.

X. The mode of combining flow thinking and fan economy. In terms of marketing, it eliminates the use of conventional product thinking operation, uses new platform thinking and flow thinking, and combines the emerging fan economy to build the brand of tourism ecology and marketing strategy, so as to make tourism brands more suitable for the current young generation. Put forward a new solution for the tourism industry, and through the core marketing thinking of differentiated development, make the company brand stand out among many well-known old companies in the tourism industry.

Our Customer Base

(1) Main consumer groups of products or services

With the continuous development of economic level, all classes are much richer than the past. People no longer only focus on the immediate food and clothing, and their spiritual needs to enjoy a high quality of life are also constantly improving. In the past, people's demand for life was mainly limited to the basic survival and food and clothing. However, with the progress of society and the improvement of living conditions, people began to pay more attention to meeting the higher needs of enjoying life, such as traveling and buying non-daily necessities. Compared with other ways such as buying health care products, travel is more popular, with fewer fake and shoddy products, and a low cost and obvious return effect. Tourism groups are gradually showing a full age, tourism travel is not only limited to the young and middle-aged, children and the elderly also have a variety of choices. The young generation with strong consumption power and higher requirements for tourism quality are more personalized and trendy in travel choice, and have higher expectations and requirements in terms of destination selection, tourism depth, gameplay and routes. After the epidemic, the younger generation has gradually become the main force of tourism consumption. On the one hand, it will stimulate the growing demand for tourism, and on the other hand, it will also promote the development of the tourism industry to be personalized and high-quality.

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(2) The main reason why consumers buy products or services

I. Under the background of continuously rising tourism willingness, younger tourism consumers and the growing proportion of consumers in high-potential cities, the trend of tourism consumption upgrading is still obvious, and quality tourism has become a common choice of consumers. With the development of economy, people's gradually rich, the attention to higher spiritual needs will continue to increase. Chun Hui Le Wan International Holding Group Ltd in view of people's needs to enjoy a high-quality life and broaden their horizons and increase their knowledge, to provide consumers with personalized and high-quality tourism service programs.

Ⅱ. With the lifting of COVID-19, people have developed a new definition of life and changed their lifestyle and attitude towards life. They pay more attention to the adjustment of self-state and enjoy a quality and healthy life. Due to the limitation of the epidemic, consumers' demand for tourism needs to be released urgently, and consumers are full of yearning and expectation for tourism. The user stickiness of online tourism App also shows a good recovery trend. At the same time, a variety of tourist destinations and tourism service schemes make it difficult for customers to choose. At this time, a professional consultant is needed to guide them to choose the most suitable for the needs of customers.

Ⅲ. Tourism has become people's rigid demand for consumption, and consumers' consumption budget in tourism has been increasing year by year. On the one hand, in the process of travel, users pursue more cost performance, on the other hand, they have higher requirements for personalized tourism service products, and the trend of quality is obvious. Tourism will usher in a new normal. While pursuing low prices, tourists have new requirements for personalization, quality and safety, and pursue the ratio of quality, performance to price. Chun Hui Le Wan International Holding Group Ltd as a travel service company, to provide consumers with more cost-effective quality services.

Our Quality Control

The quality control scheme of tourism service enterprises is the key to ensure that the services provided by tourism service providers meet customer expectations and industry standards.

(1) Set clear service standards: set clear service standards according to industry standards, laws and regulations and customer needs. These standards should include the design, development, sales, service and after-sales service of tourism products.

(2) Develop detailed operation procedures: For each service link, formulate detailed operation procedures to ensure that employees understand and follow these procedures. This helps to ensure the quality and consistency of the services.

(3) Establish a training and assessment mechanism: conduct professional training for employees to ensure that they have the skills and knowledge needed to provide high-quality services. At the same time, a regular assessment mechanism is established to evaluate the performance of employees, encourage excellent employees and help improve the overall service quality.

(4) Collect customer feedback: actively collect customer feedback to understand their satisfaction with the service and possible problems. According to customer feedback, timely take corresponding improvement measures to continuously optimize the service quality.

(5) Implementation of internal monitoring and audit: establish internal monitoring and audit mechanism, regularly conduct quality inspection of each service link, to ensure the implementation and implementation of service standards. For the problems found, timely rectification and tracking, to ensure that the problems are solved.

(6) Pay attention to industry trends and competitors: pay close attention to industry trends and competitors, understand market changes and customer needs, so as to adjust service strategies in time and maintain competitiveness.

(7) Continuous improvement: establish a mechanism for continuous improvement, encourage employees to put forward suggestions for improvement, constantly optimize the service process and improve the service quality. At the same time, with the help of scientific and technological means, such as information management tools, to improve the quality of service and management efficiency.

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In short, the quality control scheme of tourism service enterprises should cover the service standard setting, the operation process, staff training and assessment, customer feedback processing, internal monitoring and audit, industry dynamic attention and continuous improvement, etc., to ensure that the enterprise provides service quality in line with customer expectations and industry standards.

Warranty and After Sales Services

The after-sales service of the tourism service enterprise refers to the relevant services provided by the enterprise for the customers after the end of the tourism service. High-quality after-sales service helps to improve customer satisfaction, establish a good corporate image, and bring repeat customers and word-of-mouth communication to the enterprise. The following are Chun Hui Le Wan International Holding Group Ltd's after-sales service measures for tourism service enterprises:

(1) Customer feedback collection: collect customers' satisfaction, opinions and suggestions on tourism services through telephone, email, online questionnaires and other ways. Timely respond to customer feedback and understand their needs and expectations.

(2) After-sales problem handling: provide solutions to the problems reported by customers, and handle them in time. For the problems that cannot be solved immediately, communicate with the customer, explain the reasons, and give a clear processing period.

(3) Complaint handling mechanism: Establish and improve the complaint handling mechanism to ensure that customer complaints are handled timely and effectively. For repeated problems, in-depth analysis of the causes, from the source to solve the problem.

(4) After-sales care: After the end of the travel service, send gratitude messages to customers through SMS, email and other ways, care about their journey experience, and express their expectation to serving them again.

(5) Customer relationship maintenance: keep in touch with customers regularly, understand their needs and changes, and provide the latest travel information and preferential activities. Establish a long-term cooperative relationship with customers through the membership system, points exchange and other methods.

(6) After-sales service quality tracking: track and evaluate customer satisfaction in the process of after-sales service, to understand customer satisfaction with after-sales service, so as to continuously optimize the service.

(7) Staff training: strengthen the staff's after-sales service awareness and skills training, to ensure that they have the ability to provide customers with high-quality after-sales service.

In short, the after-sales service of tourism service enterprises should pay attention to customer feedback, problem handling, complaint handling, after-sales care, customer relationship maintenance, after-sales service quality tracking and staff training and other aspects, so as to improve customer satisfaction and win a good reputation for the enterprise.

Government Regulation

The international regulatory environment of tourism service enterprises is a complex and diversified system, involving the laws and regulations of different countries, industry standards, market access, regulatory agencies and other aspects. The following is an overview of the international regulatory environment for tourism service companies:

(1) Laws and regulations: Different laws and regulations on tourism service enterprises in different countries, and enterprises need to fully understand and abide by the laws and regulations of relevant countries when carrying out international business. For example, some countries may require tourism companies to set up branches, comply with local labor laws, pay taxes and so on.

(2) Industry standards: There are some authoritative international tourism industry organizations, such as World Tourism Organization (UNWTO), which have formulated a series of industry standards and guidelines. These standards cover all aspects of tourism services, such as tourism product development, service quality, environmental protection, etc. Tourism companies need to pay attention to these standards, and strive to meet the relevant requirements.

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(3) Market access: different countries have different market access requirements for tourism service enterprises. Some countries may require enterprises to provide specific types of licenses or qualifications, such as travel agency business license, tourism business license, etc. Enterprises need to understand the market access requirements of the relevant countries, and go through the relevant procedures in accordance with the regulations.

(4) Regulatory agencies: Every country has government departments or agencies responsible for the regulation of the tourism industry. For example, China's National Culture and Tourism Administration, United States Tour Operators Association (USTOP), etc. These regulators are responsible for overseeing and managing the operations of tourism service companies and ensuring that they comply with relevant laws, regulations and industry standards. Companies need to maintain good communication and cooperation with these regulators to ensure smooth progress.

(5) Intellectual property protection: Tourism service enterprises should pay attention to the protection of their intellectual property rights in the process of transnational operation. This includes trademarks, patents, Copyrights, etc. Enterprises need to understand the laws and provisions of intellectual property protection of various countries and take corresponding protection measures to avoid intellectual property infringement.

(6) Social responsibility and environmental protection: Tourism service enterprises also need to pay attention to social responsibility and environmental protection issues when carrying out international business. Enterprises need to abide by national laws and regulations on environmental protection, cultural relics protection, and protection of consumer rights and interests, actively fulfill their social responsibilities, and improve their corporate image.

In short, the international regulatory environment of tourism service enterprises is a multi-dimensional and multi-level system. Companies need to fully understand and comply with national laws, regulations and industry standards, maintain good communication with regulators, and focus on social responsibility and environmental protection issues to ensure smooth business operations in the international market.

Research and Development

Chun Hui Le Wan International Holding Group Ltd under the promotion of the environment, with tourism ecology as the core development goal, to meet the needs of tourism enthusiasts in the new era, according to the needs of customers, to provide high-quality, personalized solutions, won the trust and support of customers.

Chun Hui Le Wan International Holding Group Ltd by meeting the special fashion, cool tourism style and tourism mode of the young generation, and achieving the requirements of social and sharing life conditions, create new tourism hot spots, and form a new trend of cruise tourism, vacation camping, experiencing folk customs and rural tourism. At the same time, the company also pay attention to innovation and integration, using the new mode combined with conventional marketing methods, using the core products make hot style product breakthrough customer psychology, market breakthrough, is committed to do a temperature of tourism brand, mood, value, social and community culture output, establish a strength of cultural tourism brand.

Chun Hui Le Wan International Holding Group Ltd the current products and services are as follows, including tourism as the core platform, tourism service scheme management, cultural media platform, Chunhui Le Travel College, etc.:

(1)Platform with tourism as the core: Chun Hui Le Wan International Holding Group Ltd launched Chunhui Le Play APP, which each platform played different roles and provided great help for other sectors to cooperate with each other.

(2) Tourism service scheme management: Chun Hui Le Wan International Holding Group Ltd's business scope covers a variety of tourism routes and tourism types, launched conventional domestic and foreign long and short travel programs, characteristic tourism service programs, personal customized tourism service programs and other tourism service scheme management, to meet the personalized needs of customers.

(3) Cultural media platform: to build a new media platform, focusing on presenting interesting and professional content. Use cultural media to publicize its tourism service products, vigorously promote the new tourism model, promote the further implementation of the one-stop tourism service mode, and provide strong support for the development of tourism service industry.

(4) Chunhui Le Travel College: to provide customized market plan output for customers, build a systematic professional business team, and provide a steady stream of talent support for the development of tourism service industry.

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In the future, Chun Hui Le Wan International Holding Group Ltd will continue to develop and improve tourism service products and systems based on the different needs of consumer groups, so that everyone can have their own tourism data through intelligent system analysis and make a tourism plan more suitable for their own. It plans to continuously expand the scale of enterprises through highly innovative new tourism models, and strive to become a large head enterprise platform in the same industry in 2026.

Intellectual Property

Chun Hui Le Wan International Holding Group Ltd has its own tourism service products, and provide personalized services for customers, which may involve intellectual property rights including patents, trademarks and Copyrights. For these IP rights, here are our possible ways to respond:

(1) Patent protection scheme. We will conduct a comprehensive patent search and analysis to ensure that the products developed by the company do not conflict with the existing patents. And according to the core technology and innovation points, apply for patent protection to ensure product uniqueness. In the future, the profit value and effectiveness of the product will be evaluated regularly, and the patent renewal and rights protection will be maintained according to the needs.

(2) Trademark protection scheme. We will conduct a trademark search to ensure that the selected trademarks do not conflict and avoid the risk of infringement. And submit the trademark registration application in advance, to protect the company's brand image and market competitiveness. At the same time, the company will monitor the market in real time to find out possible trademark infringement, and take legal measures to safeguard their own rights and interests.

(3) Copyright protection scheme. We will write detailed documents for the personalized tourism service management plan formulated by our customers, and retain the relevant Copyrights. Protect the copyright of the company's training materials and market publicity materials. At the same time, when cooperating with customers, the confidentiality agreement is signed to ensure the secret and comprehensive response plan of intellectual property rights.

(4) Tort prevention. We will establish an internal infringement monitoring mechanism to detect and respond to potential infringement problems in a timely manner. Strengthen employees 'awareness of intellectual property rights and training to avoid unintentional infringement of others' intellectual property rights. Establish cooperative relations with relevant departments to jointly resist possible intellectual property infringement.

(5) Intellectual property management. We will establish a sound intellectual property management system, including intellectual property registration, rights protection process, etc. Regular evaluation of intellectual property value, intellectual property allocation and protection strategies. Work with professional IP consultants or lawyers to obtain professional legal support and advice.

To sum up, we have taken intellectual property protection measures, including patent protection, trademark protection, copyright protection, etc., and established relevant management systems and cooperative relations to ensure the safety and legality of our own intellectual property rights.

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Legal Proceedings

As a tourism service enterprise with tourism service products and developing personalized services for our customers, we may face the following litigation risks:

(1) Violation of the regulations involving tourism. If our products or services violate tourism-related regulations or regulatory regulations, we may face fines, penalties or even business bans from the regulator.

(2) Product liability litigation. If the product we develop is defective or improperly used, resulting in customer loss, the customer may file a product liability lawsuit for compensation.

(3) Violation of privacy protection laws: If we violate privacy laws when collecting, storing and processing customers 'personal health data in a personalized tourism service management plan, such as unauthorized disclosure of customers' sensitive information, we may face privacy infringement lawsuits.

(4) Employee dispute. If our employees believe that the company is illegal, unfair treatment or other improper practices, they may file a labor dispute or discrimination lawsuit.

In view of the above litigation risks, we can take the following countermeasures.

(1) Comply with regulations and regulatory requirements. Ensure that our products and services comply with relevant regulations and regulatory requirements, and timely follow up and adapt to regulatory changes.

(2) Establish high-quality products and services. Strengthen the management of r & d and production process, ensure the quality and safety of products and services, and reduce the risk of product liability litigation.

(3) Strengthen privacy protection. Take appropriate security measures to protect customers' personal data, formulate privacy policies and ensure employee compliance, conduct regular security review and vulnerability repair, and reduce the risk of privacy infringement litigation.

(4) We will establish a fair and just human resource management mechanism. Ensure the fairness and justice of personnel management within the company, actively prevent and resolve employee disputes, and avoid labor disputes or discrimination lawsuits.

(5) Obtain professional legal advice. Seek the help of professional legal counsel, timely understand the changes in laws and regulations and related risks, formulate coping strategies and timely respond to potential litigation risks.

It should be noted that the above is only common litigation risks and response plans, and the specific situation should be comprehensively analyzed and studied in combination with the actual development of the company and individual cases.

Employees

As a travel service company with its own travel App, there are the following types of employees:

(1) Technical team: Responsible for developing, maintaining and upgrading the travel App, including iOS and Android platform developers, back-end developers, database administrators, network engineers, etc.

(2) Product planning team: Responsible for studying user needs, designing product functions and interfaces, developing product planning and development strategies, including product manager, user experience designer, interaction designer, etc.

(3) Marketing team: responsible for formulating and implementing marketing strategies, improving the popularity and market share of tourism App, including marketing manager, marketing specialist, promotion specialist, etc.

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(4) Data analysis team: Responsible for collecting and analyzing user behavior data, providing support for product optimization and marketing, including data analysts, data engineers, etc.

(5) Customer service team: Responsible for answering users' problems in the process of using the travel App, and providing after-sales service, including customer service manager, customer service specialist, etc.

(6) Operation team: Responsible for the daily operation and management of the tourism App, including content operation, activity operation, community operation, etc., including operation manager, operation specialist, etc.

(7) Business cooperation team: responsible for establishing and maintaining cooperation relations with hotels, scenic spots, transportation and other partners, including business development manager, business development specialist, etc.

(8) Administration and personnel team: Responsible for the company's daily administration, staff management, training and welfare matters, including administrative manager, personnel specialist, etc.

To sum up, as a travel service company with its own travel App, need technical team, product planning team, marketing team, data analysis team, customer service team, operation team, business cooperation team and administrative and personnel team and many other types of employees, work together, to provide users with high quality travel services.

Our Culture

Our enterprise service purpose is: Chun Hui Le Wan International Holding Group Ltd by creating a new tourism brand as the core development goal of tourism ecology, to meet the needs of the new era of tourism enthusiasts, to meet the young generation of special fashion, cool tourism style and tourism mode, at the same time to achieve the requirements of social and sharing of life state, to create a new tourism hot spot. Form a new trend of cruise tourism, vacation camping, experience folk customs and rural tourism, create a warm tourism brand for the majority of tourism enthusiasts, and realize the beautiful vision of "new tourism is no longer a tourism, a new world outlook, a way of life, and improve the satisfaction and happiness of life".

Our corporate values are: Chun Hui Le Wan International Holding Group Ltd has always upheld the concept of "green tourism and healthy development", paying attention to the protection and environmental protection of local culture. Chunhui music play innovatively put forward countryside beauty, homesickness, countryside taste, countryside food, countryside lodging as the entrance, to systematically solve the problem of rural cultural tourism system landing. To solve the problem of youth entrepreneurship and rural youth reemployment through tourism. Bring agricultural products out and bring new ideas outside into the countryside. The company promotes the green travel mode and reduces the carbon emission. Respect the local customs and habits, and protect the local cultural heritage. We also support public welfare undertakings and support local education and poverty alleviation through a variety of activities.

Our corporate vision is: to promote rural economic development, Protection of rural ecology and soil erosion, To better solve the problem of rural youth returning to their hometown to start businesses, Focus on the problems of rural empty-nesters and left-behind children, While doing a good job in regular tourism services, we should cooperate with the national development policy to focus on the layout of rural cultural tourism, The future construction and development of beautiful villages is the key part of industrial landing and economic development, Through a broad vision and long-term planning, Make a system implementation plan that matches the current rural situation, Fundamentally mobilize the enthusiasm of farmers to participate in the rural construction.

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Our enterprise direction is: Chun Hui Le Wan International Holding Group Ltd has the pursuit of perfect route design and optimization combination, pure play line, professional service and other characteristics, tailored for customers to create a perfect itinerary, truly realize the guests without excellent, leisure entertainment, washing the body and mind of the happy holiday purpose, to achieve happy travel. The company strengthens the guidance of tourism information through various channels, and provides high-quality comprehensive services for every customer in the "catering, accommodation, transportation, sightseeing, shopping, entertainment" one-stop service, so as to realize the vision of easy tourism and happy tourism. Over the years, Chun Hui Le Wan International Holding Group Ltd through its advanced management philosophy, professional marketing team, standardized operation mode, professional service personnel, perfect after-sales service, get the height of the market and customers, recognized by the general customers, become the veritable business outbound tourism, domestic tourism, inbound tourism professional, integrity of tourism service enterprises.

Facilities

As a tourism service company with its own tourism APP, it needs to have the facilities and venues required by the traditional tourism service company:

(1) Office: Travel service companies need a spacious and bright office to receive customers, handle business and conduct staff training.

(2) Travel route planning: the travel service company should have a professional travel route planning team, according to the customer needs and budget, tailored to their appropriate travel routes.

(3) Tour guide team: the tourism service company should have an experienced, professional quality tour guide team, to provide tourists with detailed introduction of scenic spots and quality service.

(4) Transportation: Travel service companies should have a certain number and types of transportation vehicles, such as buses, minibus, minibus, etc., to meet the needs of different customer groups.

(5) Hotel booking: The travel service company should establish cooperative relations with several hotels to provide comfortable and safe accommodation services for tourists.

(6) Catering service: Tourism service companies can provide catering services according to customer needs, such as group meals, buffets, special meals, etc.

(7) Tourist souvenirs: Tourist service companies can provide special tourist souvenirs for tourists to remember.

(8) Emergency handling mechanism: Tourism service companies should establish a sound emergency handling mechanism, such as emergency response, emergency medical rescue, etc., to ensure that tourists can solve their problems in time when encountered during the journey.

(9) Customer service center: The tourism service company shall set up a customer service center to provide customers with one-stop consulting, booking and after-sales service.

(10) Official websites and social media: Travel service companies can promote their corporate image, release information about travel routes and preferential activities, and maintain interaction and communication with customers.

In conclusion, the tourism service company should have office, tourist route planning team, guide team, transportation, hotel reservation, catering service, souvenirs, emergency handling mechanism, customer service center and the official website and social media facilities and venues, in order to meet the needs of customers, to provide high quality travel services.

In addition, APP-related facilities and sites are required:

(1) Technical team: The tourism service company needs to have a professional technical team, responsible for maintaining and upgrading the APP, to ensure its stable operation.

(2) Product planning team: A tourism service company should have a product planning team, responsible for studying user needs, designing and optimizing APP functions, and improving user experience.

(3) Data analysis team: Travel service companies should set up a data analysis team to support the product optimization and marketing through the analysis of the APP user behavior data.

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(4) Customer support team: The travel service company shall set up a customer support team to answer the problems encountered by users in the process of using the APP and provide after-sales service.

(5) Servers and network facilities: Travel service companies need to have stable servers and network facilities to ensure that the APP can provide users with stable and smooth services.

(6) Security protection mechanism: Tourism service companies should establish a perfect security protection mechanism to ensure the security of APP user data and privacy.

(7) Marketing and promotion team: Travel service companies need to have marketing and promotion teams, responsible for formulating and implementing APP promotion strategies to improve their market share.

(8) Data docking with partners: Tourism service companies need to establish data docking with hotels, scenic spots, transportation and other partners to realize information sharing and improve service efficiency.

In conclusion, as a travel service company with its own travel APP, in addition to have the traditional tourism service company required facilities and sites, also need technical team, product planning team, data analysis team, customer support team, server and network facilities, security mechanism, marketing and promotion team and data docking with partners facilities and venues, to meet the user demand, to provide high quality travel services.

PESTEL Analysis

(5) Industry analysis

Tourism, internationally known as the tourism industry, is a comprehensive industry specialized or mainly engaged in attracting, receiving tourists, providing transportation, sightseeing, accommodation, catering, shopping, entertainment and other six links. Tourism industry includes travel agencies, tour guides, tourist attractions, tourist hotels, tourism products and other aspects. Among them, the travel agency is the core of the tourism industry, it is responsible for the organization and arrangement of tourist routes, to provide tourism services for tourists. The tour guide is the soul of the tour group, and they are responsible for explaining the knowledge of the scenic spots and guiding the tourists to visit. Tourist attractions are the main places of tourism activities, including natural landscape and cultural landscape. Tourist hotels are an important facility to provide accommodation and catering services for tourists.

With the development of the society and the improvement of people's living standards, healthy life, happy life, enjoy the concept of life and way of life is gradually by the attention and welcome, when people's living standards to a certain extent, they will put their income to meet the demand of higher level, as meet the needs of people at present tourism, no doubt has a broad space for development.

Tourism is an important part of people's living standards. It is the spiritual need of human beings, and it is an experience product that is not easy to saturation. It involves tourism activities, tourist attractions, tourist hotels, travel agencies, tourism products and other aspects of the comprehensive industry. It involves people's needs for leisure, entertainment, culture, nature and other aspects, as well as the exploration and experience of different regions and different cultures.

Under the background of Internet development, scientific and technological progress, and favorable policies, the tourism industry has been developing continuously, especially since the outbreak of COVID-19 pandemic, health management and free travel after the lifting of the control have been increasingly valued. The tourism industry has accelerated its online penetration, and the tourism industry has developed rapidly. It can be seen that the tourism industry has broad prospects.

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(6) Industry data

II. Market size of the tourism industry

COVID-19 has affected the global tourism industry to some extent, and the long-term COVID-19 is both a challenge and an opportunity. After the long-term oppressive life is the explosive demand for going out, the tourism industry can take the opportunity to carry out thorough reform, make full use of the new trend that appeared before the epidemic, and continue to explore a new mode of comprehensive tourism service.

Although global economic growth is expected to slow down in 2022, with the general increase in vaccination rates, countries have gradually liberalized epidemic control measures and introduced strategies to promote tourism recovery, and the growth rate of tourism economy continues to increase.The growth rate of total global tourism revenue reached 21.1% in 2022, up 2 percentage points from 19.1% in 2021, while the global economic growth rate was 3.2% in 2022, down 2.8 percentage points from 6.0% in 2021.

According to the World Tourism Economy Trends Report (2023) previously released by the World Federation of Tourism Cities, the total number of global tourists reached 9.57 billion in 2022, and the total global tourism revenue reached $4.6 trillion, recovering to 66.1% and 79.6% in 2019, respectively. Tourism growth in 2023 is even more encouraging. The report predicts that the total number of global tourism trips will reach 10.78 billion in 2023, and the total global tourism revenue will reach us $5 trillion, recovering to 74.4 percent and 86.2 percent in 2019, respectively.

Ⅱ. Industry market structure of the tourism industry

In 2022, the total tourism revenue of the five regions is equivalent to GDP compared with the corresponding ratio in 2019 before the epidemic, with about 90% in the Middle East, 82.7% in the Americas, 82.2% in Europe, 75% in Africa and 50% in the Asia-Pacific. It is expected that in 2023, Asia Pacific tourism will see a small growth boom, with total travel visits and revenue growth both exceeding 25%, Africa exceeding 10%, and Europe, America and the Middle East all falling to less than 10%.

Ⅲ. Market size of comprehensive tourism services

In recent years, due to the rapid development of the Internet and the economy, the scale of the comprehensive tourism service market has been growing continuously. Especially since COVID-19 pandemic in 2020, home isolation and control has become the normal state of people's life. After the removal of control, free travel and physical health have been paid attention. The tourism industry has accelerated online penetration, and the scale of comprehensive tourism service market has grown rapidly.

Ⅳ. Industrial structure of the tourism comprehensive service market

From the perspective of market structure, the products and services provided by the comprehensive tourism service market can be roughly divided into travel plan management services, food recommendation, shopping recommendation, home stay hotel, travel mode, and many other production and service fields closely related to travel. The tourism industry is developing in a direction of diversification. In addition to the traditional sightseeing tourism, there are also many new forms of tourism, such as self-driving travel, in-depth tour, cultural tourism and so on. These new forms of tourism pay more attention to individualization, freedom and deep experience.

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(7) Industry pain points

II. Since entering the new century, the sustainable development of productivity, living standards gradually improve effectively promote the popularization of tourism activities, frequent international economic, cultural exchanges and the evolution of the way of life also further promote the business tourism, knowledge tourism, adventure tourism, vacation, tourism, shopping, reward tourism demand in the form of diversification and refinement. The world tourism is the overall rising trend will not change, but the tourism is sensitive to the external environment change, it will be affected by a variety of factors, and make its growth presents volatility, and because of the tourism resources, strong regional tourism resources endowment, plus national tourism development strategy and tourism development ability, national tourism development level is uneven.

Ⅱ. Global tourism industry in the uncertain environment recovery will face the characteristics of five aspects: one is the global economy in a series of development dilemma, the world tourism recovery more difficult than economic stability, different countries and regions, will face different degrees, different types of environmental complexity, show different coping ability, the resulting different tourism development pattern. Second, the focus of post-epidemic tourism repair has gradually shifted from quantity to quality, which depends on global industrial cooperation, and also depends on the further improvement of the tourism governance capacity of various countries. Third, the recovery level of tourism, the inflation level and the degree of labor shortage are the three key variables affecting the recovery quality of world tourism in the short term. Fourth, in the medium and long term, the further development of the world economy and tourism will depend more on the improvement of total factor productivity; improving the industry penetration of science and technology, improving the attraction of the industry to intellectual talents, and the formation of a more intelligent policy and ingenious tourism industry and governance system are the key ways to reshape the growth model of tourism and promote the increase of total factor productivity of tourism. Fifth, the world tourism pattern will be reshaped through innovation. Innovation will be the core driving force for the further development of the world tourism industry and the main force for reshaping the new pattern of the world tourism. The world tourism industry is entering the century of innovation.

Ⅲ. Low customer trust, fierce market competition, and single and inefficient promotion channels. Currently the most common way is in the enterprise surrounding dispatch staff to send leaflets or through customer word of mouth, and considering the people with travel demand mostly take road or to large well-known travel agency registration tour group, so in the whole travel service industry unknown small travel agency or related tourism service enterprise customer coverage is narrow, whether with well-known, large travel agencies or equal positioning enterprise, in the market competition is fierce.

Ⅳ. The use of Internet traffic dividend is still lacking, and online tourism is increasingly emerging. At present, the traditional offline tourism industry will be eliminated in the face of the Internet wave, and it is more beneficial to explore a healthier and more sustainable business model through the Internet.

V. Lack of data analysis results in weak personalized service, vague and inaccurate specific demand data of members, uneven service level, and differentiated levels of tourism services in various countries. The problems of uneven service personnel level, uneven service quality and inability to supervise are all urgent problems to be solved by many comprehensive tourism service enterprises.

Ⅵ. It is difficult to reach the pain points and needs of users, and there is a lack of customized travel service plans for users of different ages and different needs. In traditional tourism, travel agencies rarely provide special travel plans or have high service fees, and lack personalized customized travel plans for users of different ages and needs.

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(8) Industry forecast

II. Policies to promote the development of the tourism industry

In recent years, many places have introduced a number of policies to boost the development of the tourism industry, and at the same time, a number of tourism plans have been released to encourage the innovative development of the tourism industry. In 2020, COVID-19 will sweep the world, bringing unprecedented impact to the tourism industry. Many local governments encourage residents to stay at home, and boost the development of online travel, Internet technology and other industries. It is expected that with the boost of government policies, the development of the tourism industry will develop rapidly and promote the market expansion of the tourism industry.

The development prospect of the tourism industry is very broad. The laws, regulations and policies on the tourism industry issued by the government provide a strong policy and regulation basis for the development of the industry, and better promote the benign development of the tourism industry.

Ⅱ. The increased demand for travel has helped the tourism industry develop

From 2020 to 2025, due to the continuous improvement of residents 'income level and quality of life and the lifting of the COVID-19 epidemic, the global economy began to recover. With the improvement of people's living standards, tourism consumption has gradually become an important part of People's Daily life. People's demand for tourism is no longer only satisfied with simple sightseeing and sightseeing, but also pay more attention to the quality and experience of tourism.

Ⅲ. The intelligent tourism industry drives the development of the tourism industry

As the Internet popularization and technology level, tourism intelligence degree, make people never leave home can swim scenic spots, or for travel needs to provide personalized services and customized travel management scheme, both live fan aspects, brought great convenience for people, increase the demand of people travel, tourism to boost the development of other economy. World Tourism Cities Development Report (2022) shows that the development level of urban tourism information service and digital tourism development level index is very high, with an average of 91, much higher than 73 in 2021. This shows that with the development of Internet technology, online tourism has gradually become the mainstream. People can book air tickets, hotels, scenic spots tickets through the Internet platform, and at the same time can obtain more tourism information and strategies on the platform. Tourism industry is a comprehensive industry involving tourism activities, tourist attractions, tourist hotels, travel agencies, tourism products and other aspects. It involves people's needs for leisure, entertainment, culture, nature and other aspects, as well as the exploration and experience of different regions and different cultures.

Ⅳ. The restructuring of the comprehensive tourism service market and the scale of the comprehensive tourism service market have expanded rapidly

Due to the impact of the epidemic, the long-term home containment has led to people's gradual attention to health management and travel, and the traditional tourism management has been affected, and the trend of online tourism has begun to increase. In recent years, due to the rapid development of the Internet, people obtain the information of the tourist destinations through the Internet, and use the information obtained from the Internet to plan the tourist routes. The scale of the tourism market is growing, especially since the closure of COVID-19 pandemic, free travel has become one of the rigid needs of people. The tourism industry has been paid attention to by people and accelerated online penetration, and the scale of the comprehensive tourism service market is growing rapidly.

V. The market structure of comprehensive tourism services is enriched and optimized, and the market penetration rate is gradually increased

From the perspective of market structure, the products and services provided by the comprehensive tourism comprehensive service market can be roughly divided into travel plan management service, food recommendation, shopping recommendation, homestay hotel, travel mode ticket agent and other production and service fields closely related to travel. In recent years, with people's demand for free to go out and the development of science and technology, more and more people are more willing to plan travel routes through professionals, and the penetration rate of tourism service market is constantly increasing.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Mr. Yanbang Li	37	Chairman
Mr. Fengming Hu	48	Chief Executive Officer

Introduction

Mr. Yanbang Li is the Chairman of Chun Hui Le Wan International Holding Group Ltd. Mr. Yanbang Li graduated from the City University of Macau and Northwestern University, and he holds a double master's degree. Mr. Yanbang Li always maintains a positive attitude and optimistic mindset, making him not only a great colleague but also a great friend to the people he works with. Mr. Yanbang Li's unique vision, strength of character and determination to stay ahead of the curve have led him to become the Co-Chairman of Chunhui Tourism Group Co.

In 2022, Mr. Yanbang Li became the Chairman of the Board of Directors of the Hubei Leyou Culture and Tourism Co. With the development concept of "Green Tourism, Healthy Development" of Chun Hui Le Wan International Holding Group Ltd, focusing on the protection of local culture and contribution to environmental protection, and the creation of a warm tourism brand for all travellers, he will lead the company to create brilliant and make Chun Hui Le Wan International Holding Group Ltd occupy a place in the tourism service industry.

Mr. Fengming Hu is the Chief Executive Officer of Chun Hui Le Wan International Holding Group Ltd. He has many years of experience working in investment promotion, training, operation, etc., providing Chun Hui Le Wan International Holding Group Ltd with Mr Fengming Hu is the Chief Executive Officer of Chun Hui Le Wan International Holding Group Ltd. Between 2008 and 2011, Mr. Fengming Hu was involved in the direct sales of a chain of Shoppers' Stores in products imported from Malaysia, where he spent three years setting up more than 300 ground-level shops and successfully recruiting 20,000 members. From 2012 to 2014, Mr Fengming Hu served as Vice President of the China Academy of Educational Technology, where he founded the studies of ancient Chinese civilization brand "Bowen Genius". In just two years, he led his team of lecturers to conduct 800 public lectures on traditional culture nationwide, with the highest number of attendees reaching 8,000 people in a single session, which was unanimously praised by the government and the public.

In 2015, the tourism group founded by Mr.Fengming Hu has achieved the two-year sales target of 2 billion yuan and submitted an excellent answer paper.At the same time, he set off a new wave of tourism in China through government linkage and new travel experiences, reaching good cooperation with more than a dozen provincial and municipal governments, and rapidly reaching 200,000 market members in 20 countries and regions around the world.

In 2018 and 2019, Mr. Fengming Hu took up the post of responsible⼈ for new product operation of Sichuan Gold Basin (Group) Co., Ltd. and reached sales of 200 million in two years, successfully shaping the brand effect. In 2020, he served as a strategic adviser to a group and concurrently served as the director of the Shenzhen Health Working Committee。In 2021, Mr. Fengming Hu founded the Chun Hui Le Wan brand and became its CEO.

Mr. Fengming Hu's rich and exciting social experience and mature and sophisticated management skills, as well as the establishment of a wide range of government, corporate, tourism and capital resources, will provide stronger support for the future development of Chun Hui Le Wan International Holding Group Ltd.

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Board of Directors

Our board of directors will consist of two directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

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Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the England requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Mr. Yanbang Li		55
Mr. Fengming Hu		45

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$ , divided into Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “CHLW”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

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The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

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Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

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Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

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Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

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Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and Cayman Islands tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●    banks and other financial institutions;

●    insurance companies;

●    pension plans;

●    cooperatives;

●    regulated investment companies;

●    real estate investment trusts;

●    broker-dealers;

●    traders that elect to use a mark-to-market method of accounting;

●    certain former U.S. citizens or long-term residents;

●    tax-exempt entities (including private foundations);

●    individual retirement accounts or other tax-deferred accounts;

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●    persons liable for alternative minimum tax;

●    persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●    investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●    investors that have a functional currency other than the U.S. dollar;

●    persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●    partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●    an individual who is a citizen or resident of the United States;

●    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●    an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●    a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●    If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with          , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.          is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to          percent ( %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $          . Such accountable out-of-pocket expenses include no more than $          in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $          and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $          , background checks expenses not to exceed $          , and DTC eligibility fees and expenses not to exceed $          . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INFORMATION NOT REQUIRED IN A PROSPECTUS

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized on the December 20, 2022.

Chun Hui Le Wan International Holding Group Ltd

By:	/s/ Yanbang Li
Name: Yanbang Li
Title: Chairman of Board of Directors

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